 As filed with the Securities and Exchange Commission on February 14, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TREND MINING COMPANY
(Name of Small Business Issuer in its Charter)

Delaware	1081	81-0304651
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ishiung Wu, Interim President and CEO
5439 South Prince Street
Littleton, Colorado 80120
(303) 798-7363
(Name, Address and Telephone Number of Principal Executive Offices and Agent for Service)

With a Copy to:
Michael L. Weiner
Holland & Hart LLP
555 17th Street
Denver, Colorado 80202
(303) 295-8000

Approximate date of commencement of proposed sale to the public:  As soon as possible after this registration statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
common stock, par value $0.01 per share	47,276,025	(2)	$0.125	(3)	$5,909,503	(3)	$633.00

(1)
In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2)
Includes: 4,931,371 shares that are currently outstanding, 26,223,225 shares issuable upon conversion of notes, 4,496,430 shares issuable upon conversion of interest that may accrue on the notes, and 11,624,999 shares issuable upon exercise of warrants.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the closing bid and asked prices of the common stock on February 9, 2007, as reported on the OTC Bulletin Board.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities registered hereunder may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TREND MINING COMPANY
47,276,025 Shares of Common Stock
$0.01 par value

On June 13, 2006, Trend Mining Company entered into a Subscription Agreement (the “2006 Subscription Agreement”) with accredited investors, as listed on the signature pages thereto, one of whom is a beneficial holder of more than 10% of our outstanding shares of common stock. Pursuant to the 2006 Subscription Agreement we issued and sold $1,025,000 of convertible promissory notes (the “2006 Notes”) convertible into shares of our common stock at a conversion price of $0.10 per share. If the aggregate principal amount of the 2006 Notes is converted into common stock at the conversion price of $0.10 per share, we will issue 10,250,000 shares of our common stock. The 2006 Notes accrue interest at the rate of 10% per annum over a thirty-six (36) month period, beginning on the date of the 2006 Subscription Agreement. Commencing October 13, 2006, we began repaying principal and interest under the 2006 Notes monthly in cash or shares of the our common stock.

Provided an Event of Default, as defined in the 2006 Notes, has not occurred, we have the option of prepaying the principal amount of each 2006 Note, in whole or in part, by paying a sum of money to the holder equal to one hundred twenty percent (120%) of the principal amount, together with any accrued but unpaid interest thereon and any and all other sums due, accrued or payable under the 2006 Note, the 2006 Subscription Agreement, the Warrants, as defined below, and any other agreements delivered together or in connection with the 2006 Subscription Agreement. Following the occurrence and continuance of an Event of Default, the annual interest rate on the 2006 Notes will be automatically increased by five percent (5%), and all outstanding obligations under the 2006 Notes, including any unpaid interest, will continue to accrue interest from the date of such Event of Default until such Event of Default is cured or waived.

Pursuant to the 2006 Subscription Agreement, we also issued Class A Warrants and Class B Warrants (collectively, the “Warrants”) to purchase shares of our common stock. The Class A Warrants are exercisable for up to 4,100,000 shares of our common stock at an exercise price of $0.17 per share and have a five-year term. The Class B Warrants are exercisable until the one hundred twentieth (120th) day following the effective date of the registration statement providing for the resale of the shares issuable upon conversion of the 2006 Notes and exercise of the Warrants. The Class B Warrants are exercisable for up to 5,125,000 shares of our common stock at an exercise price of $0.25 per share.

Pursuant to a subscription agreement dated January 27, 2005, as amended (the “2005 Subscription Agreement”), we issued to holders notes in the aggregate principal amount of $1,800,000 (the “2005 Notes”) and Class A Warrants to purchase shares of our common stock. We have paid a portion of this amount. If all of the Class A Warrants are exercised, we will issue 2,399,999 shares of our common stock. The 2005 Notes and the Class A Warrants have similar terms as the 2006 Notes and Class A Warrants issued pursuant to the 2006 Subscription Agreement, except that the 2005 Class A Warrants have an exercise price of $0.10 per share.

Pursuant to the subscription agreements, we are required to register 150% of the number of shares of common stock that the 2005 Notes and 2006 Notes may be converted into. We are registering an additional amount of shares of our common stock for the conversion of interest that may accrue pursuant to the 2006 Notes and 2005 Notes.

In addition, from time to time in our past, we have issued securities convertible into common stock to Thomas Kaplan and entities or persons he controls or is related to (collectively the “Kaplan Entities”). We are registering for resale 1,000,000 shares of our common stock for interest that may accrue on notes issued to the Kaplan Entities.

We are registering up to 47,276,025 shares of our common stock for sale by security holders described above from time to time, as follows: 4,931,371 shares that are currently outstanding, 26,223,255 shares issuable upon conversion of the 2005 Notes and 2006 Notes; 4,496,430 shares that are issuable upon conversion of interest that may accrue on the 2005 Notes, the 2006 Notes and the notes issued to the Kaplan Entities; and 11,624,999 shares issuable upon exercise of warrants. The selling security holders will receive all the proceeds from the sale of the offered shares. See “Selling Security Holders” on page 35 of this prospectus.

Our common stock is traded on the OTC Bulletin Board under the symbol “TRDM.OB.” The last reported bid price of the common stock on February 13, 2007 was $0.13 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about certain risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 5439 South Prince Street, Littleton, Colorado 80120. Our telephone number is (303) 798-7363.

The date of this Prospectus is February [      ], 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	9
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	9
FORWARD-LOOKING STATEMENTS	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	11
BUSINESS AND PROPERTIES	15
DIRECTORS AND EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
SELLING SECURITY HOLDERS	38
PLAN OF DISTRIBUTION	41
RELATED PARTY TRANSACTIONS	42
LEGAL PROCEEDINGS	43
DESCRIPTION OF SECURITIES	43
TRANSFER AGENT AND REGISTRAR	44
LEGAL MATTERS	44
EXPERTS	44
WHERE YOU CAN FIND MORE INFORMATION	44

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the Company. You should read the entire prospectus carefully, especially the risks of investing in the Company described under “Risk Factors”.

The Company

Trend Mining Company was first incorporated in Montana in 1968, under the name Silver Trend Mining Company. We reincorporated in Delaware on March 28, 2001, when Trend Mining Company, a Montana corporation, merged with and into New Trend of Montana Company, a Delaware corporation and a wholly-owned subsidiary of Trend Mining Company, pursuant to an agreement and plan of merger. The surviving Delaware corporation changed its name to Trend Mining Company.

We are an exploration company and have been engaged since 1998 in the acquisition and exploration of diverse metal properties, primarily in the United States and Canada. During the period 2004-2005, we commenced uranium exploration activities in Canada, entered into an agreement to explore for platinum group metals and other metals at Stillwater, Montana and acquired a 1% Net Smelter Returns gold royalty interest in Chile. Our plan is to acquire and explore mineral properties that have sufficient merit and potential to subsequently vend them to larger companies. We do not intend to be an operating miner in the near term. Rather, we seek to create passive interests in high quality projects which become managed by other, larger firms. Currently, we control exploration properties which are prospects for copper-nickel, platinum-palladium, and uranium mineralization in Saskatchewan, Montana and Wyoming. At present, none of our exploration projects is known to contain commercially viable ore reserves, and none of our exploration properties is in production. Consequently, we have no current source of significant operating income or cash flow. We have acquired a royalty on a Chilean gold mine which commenced commercial production of gold bullion during the second calendar quarter of 2006, which is currently paying us approximately $20,000 per month after tax. Our present business objectives for the near term are to focus on raising sufficient capital to retain and advance our mineral properties.

Our principal executive offices are located at 5439 South Prince Street, Littleton, Colorado 80120, and our telephone number is (303) 798-7363.

The Offering

Common stock offered by the selling security holders:	47,276,025

Common stock outstanding as of January 31, 2007:	55,170,953

Use of Proceeds:
We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may be sold by the selling security holders under this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

Risks Related to our Business

We have had no production history since the 1980s. As such we do not know if we will ever generate revenues. If we do not, you may lose your investment.

While we were incorporated in 1968, we have no history of producing minerals. We have not developed or operated a mine since the 1980’s, and we have no operating history upon which an evaluation of our future success or failure can be made. We currently have no mining operations of any kind. Our ability to achieve and maintain profitable mining operations is dependent upon a number of factors, including:

•	our ability to locate an economically feasible mineral property; and

•	our ability to either attract a partner to operate, or to successfully build and operate mines, processing plants and related infrastructure ourselves.

We are subject to all the risks associated with establishing new mining operations and business enterprises. We may not successfully locate potential mining properties, establish mining operations or profitably produce platinum group or other metals at any of our properties. As such, we do not know if we will ever generate revenues. If we do not generate revenues, you may lose your investment in our common stock.

We have a history of losses which we expect to continue into the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

As an exploration company that has no production history, we continue to incur losses and expect to incur losses in the future. As of September 30, 2006, we had an accumulated deficit during our exploration stage of $14,565,727, and a pre-exploration stage deficit of $558,504. We may not achieve or sustain profitability in the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

Because we are an exploration stage company, we are sensitive to risks inherent in the mining industry, we may have to suspend or cease operations in which case you will lose your investment.

As an exploration stage company, our work is highly speculative and involves unique and greater risks than are generally associated with other businesses. We cannot know if our properties contain commercially viable ore bodies or reserves until additional exploration work is done and an evaluation based on such work concludes that development of and production from the ore body is technically, economically and legally feasible. We are subject to all of the risks inherent in the mining industry, including, without limitation, the following:

•
Success in discovering and developing commercially viable quantities of minerals is the result of a number of factors, including the quality of management, the interpretation of geological data, the level of geological and technical expertise and the quality of land available for exploration;

•
Exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore;

•
Operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with;

•
A large number of factors beyond our control, including fluctuations in metal prices and production costs, inflation, the proximity and liquidity of precious metals and energy fuels markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection, and other economic conditions, will affect the economic feasibility of mining;

•
Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities; and

•
If we proceed to the development stage of a mining operation, our mining activities could be subject to substantial operating risks and hazards, including metal bullion losses, environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, cave-ins, pit-wall failures, flooding, rock falls, periodic interruptions due to forest fires, inclement weather conditions, blizzards, or other unfavorable operating conditions and other acts of God. Some of these risks and hazards are not insurable or may be subject to exclusion or limitation in any coverage which we obtain or may not be insured due to economic considerations.

As a result of all of these factors, we may run out of money, in which case we will have to suspend or cease operations which could result in the loss of your investment.

Our future activities could be subject to environmental laws and regulations which may materially adversely affect our future operations in which case our operations could be suspended or terminated and you could lose your investment.

We, like other exploration companies operating worldwide, are subject to a variety of federal, provincial, state and local statutes, rules and regulations in several countries designed:

•	to protect the environment, including the quality of the air and water in the vicinity of exploration, development and mining operations;

•	to remediate the environmental impacts of those exploration, development and mining operations;

•	to protect and preserve wetlands and endangered species; and

•	to mitigate negative impacts on certain archeological and cultural sites.

We are required to obtain various governmental permits to conduct exploration at our properties. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous U.S. or Canadian federal, provincial, state, and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. Currently, three or four months are generally required to obtain the necessary permits required to conduct small-scale drilling operations. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, operations, and properties in that we may not be able to proceed with our exploration program which will result in the loss of your investment.

Federal legislation and implementing regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management, Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, and legislation such as the Federal Clean Water Act, Clean Air Act, National Environmental Policy Act, Endangered Species Act, and Comprehensive Environmental Response, Compensation, and Liability Act, have a direct bearing on U.S. exploration, development and mining operations. For example, Bureau of Land Management regulations applicable to activities and operations on unpatented mining claims make small-scale (disturbing less than 5 acres of surface) exploration activities more expensive, by requiring bonding in the amount of 100% of the anticipated reclamation costs. The enactment of these regulations will make the process for preparing and obtaining approval of a plan of operations much more time consuming, expensive, and uncertain. New plans of operation will be required to (i) include detailed baseline environmental information, and (ii) address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to a new standard of review by the Bureau of Land Management, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated. Due to the uncertainties inherent in the permitting process, and particularly as a result of the enactment of the new regulations, we cannot be certain that we will be able to timely obtain required approvals for proposed activities at any of our properties in a timely manner, or that our proposed activities will be allowed at all.

These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although some mines continue to be approved for development in the United States, the process is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring, developing or mining our properties. We expect that laws and regulations designed to minimize the impact of exploration, development and mining activities on the environment and human health and safety will likely have a similar effect on any activities we undertake in Canada.

Compliance with statutory environmental quality requirements described above may require significant capital outlays, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely, in which case you could lose your investment.

Title to our mineral properties may be defective. If our title is defective we will not be able to explore for mineralized material. This could cause us to cease operations or terminate operations in their entirety in which case you will lose your investment.

The interests in our properties located in the United States are generally in the form of unpatented mining claims, with a few exceptions, such as the Stillwater project. Unpatented mining claims are unique property interests, in that they are subject to the paramount title of the United States of America and rights of third parties to uses of the surface and to minerals within their boundaries, and are generally considered to be subject to greater title risk than other real property interests. The validity of all unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties relate to matters such as:

•	The existence and sufficiency of a discovery of valuable minerals, required under the U.S. 1872 Mining Law to establish and maintain a valid unpatented mining claim;

•	Proper posting and marking of boundaries in accordance with the 1872 Mining Law and applicable state statutes;

•	Whether the minerals discovered were properly locatable as a lode claim or a placer claim;

•	Whether sufficient annual assessment work has been timely and properly performed; and

•	Possible conflicts with other claims not determinable from descriptions of record.

The validity of an unpatented mining claim also depends on (1) the claim having been located on unappropriated federal land open to appropriation by mineral location, which is the act of physically going onto the land and making a claim by putting stakes in the ground, (2) compliance with the 1872 Mining Law and applicable state statutes in terms of the contents of claim location notices or certificates and the timely filing and recording of the same, and (3) timely payment of annual claim maintenance fees (and the timely filing and recording of proof of such payment). In the absence of a discovery of valuable minerals, the ground covered by an unpatented mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim. We are diligently working and are in actual possession of all our properties. The unpatented mining claims we own or control may be invalid or the title to those claims may not be free from defects. In addition, the validity of our claims may be contested by the federal government or challenged by third parties. If any of the foregoing occur, we may not be able to proceed with our exploration program. This means that our operations could be suspended or terminate in which case you will lose your investment.

Future legislative and administrative changes to the mining laws could prevent us from exploring our properties which could result in termination of our operations and a loss of your investment.

New laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration, development, and mining activities. For example, during the 1999 legislative session, legislation was considered in the U. S. Congress which proposed a number of modifications to the Mining Law of 1872, which governs the location and maintenance of unpatented mining claims and related activities on federal land. Among these modifications were proposals which would have imposed a royalty on production from unpatented mining claims, increased the cost of holding and maintaining such claims, and imposed more specific reclamation requirements and standards for operations on such claims. None of these proposed modifications was enacted into law, but the same or similar proposals could be enacted by Congress in the future. In addition, as discussed above, the Bureau of Land Management finalized revised federal regulations which govern surface activities (including reclamation and financial assurance requirements) on unpatented mining claims (other than those located in a National Forest, which are governed by separate, but similarly stringent, Forest Service regulations). Those regulations are more stringent than past regulations, and may result in a more detailed analysis of, and more challenges to, the validity of existing mining claims; will impose more complex permitting requirements earlier in the exploration process; and will be more costly and time-consuming to comply with than existing previous regulations. Further, the new regulations could cause us to terminate our operations and you could lose your investment. Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations, resulting in a loss of your entire investment.

Use of the surface of our unpatented mining claims is subject to regulation, the cost of compliance with which could prohibit us from proceeding with exploration.

Any activities which we conduct on the surface of our unpatented mining claims are subject to compliance with and may be constrained or limited by Bureau of Land Management or Forest Service surface management regulations (in addition to the environmental and other statutes and regulations discussed above). In addition, there are limits to the uses of the surface of unpatented mining claims, particularly for the types of facilities which would be ancillary to our mining operations, and both the Bureau of Land Management and the Forest Service have some degree of discretion in allowing the use of federal lands that might adjoin any of our unpatented mining claims for surface activities which we would need for exploration, development and mining operations. For example, in the past the Forest Service considered adoption of a “Roadless Initiative” which would have prohibited the construction of new roads or the re-construction of existing roads in 43 million acres of inventoried roadless areas within the National Forest System. All of our Wyoming and Montana properties (Lake Owen and Stillwater Spruce Mountain, and Albany) are located in the National Forest and may be impacted by such “Roadless Initiatives.” As a result, there can be no guarantee that we will be able to obtain the access necessary to conduct required exploration, development or ultimately mining activities on those properties. In addition, to the extent we progress towards the development of a mine at any of our properties, there may not be sufficient surface land available for the ancillary facilities necessary to develop the mine. Compliance with the foregoing regulations could be expensive, causing us to not develop certain areas.

We are insured against losses from our exploration programs when they involve the use of heavy equipment such as drill programs, but not for general reconnaissance. In the latter instance, if we are sued for damages as a result of our activities we may not be able to defend against such suits or have funds available to pay any judgment rendered against us.

We insure our exploration programs when heavy equipment is used, such as drill rigs. In other instances such as general reconnaissance programs, we do not insure against most commercial losses or liabilities which may arise from our exploration and other activities. Even if we obtain additional insurance in the future, we may not be insured against all losses and liabilities which may arise from our activities, either because such insurance is unavailable or because we have elected not to purchase such insurance due to high premium costs or for other reasons. Therefore, if a proceeding is initiated or a judgment is rendered against us, we may have to cease operations due to our inability to pay for such legal expenses or judgment.

We may not be able to raise the funds necessary to explore our mineral properties. If we are unable to raise such additional funds, we will have to suspend or cease operations in which case you will lose your investment.

We estimate that approximately $1,400,000 will be required to fund our operations for the next 12 months assuming minimal exploration activities and excluding the cost of acquisitions. Please see “Management’s Plan of Operation”.

We will need to seek additional financing to complete our exploration of any target properties. Sources of such external financing include future debt and equity offerings, and possible joint ventures with another exploration or mining company. Additional financing may not be available on terms acceptable to us. The failure to obtain such additional financing could have a material adverse effect on our results of operations and financial condition. We may not be able to secure the financing necessary to retain all of our property interests our properties or to sustain exploration activities in the future. If we cannot raise the necessary money to explore our properties, we will have to suspend or cease operations and you could lose your investment.

We are dependent on our directors, officers and third-party contractors.

Since the resignation of our chief executive officer on January 31, 2007, we rely heavily on the personal efforts and abilities of our remaining officers and directors, all of whom devote less than all of their time and efforts to our operations. Because these individuals work for us only part-time, instances may occur where the appropriate individuals are not immediately available to provide solutions to problems or address concerns that arise in the course of our conducting our business and thus adversely affect our business. The loss of any one of these individuals could adversely affect our business. We do not maintain insurance on any of our officers or directors. We may not be able to hire and retain such personnel in the future.

Because the price of metals fluctuate, if the price of metals for which we are exploring decreases below a specified level, it may no longer be profitable to explore for those metals and we will cease operations.

Prices of metals are determined by some of the following factors:

•	expectations for inflation;

•	the strength of the United States dollar;

•	global and regional supply and demand; and

•
political and economic conditions and production costs in major metals producing regions of the world, particularly Russia and South Africa in the case of platinum group metals, Canada and Russia in the case of nickel, and the Pacific Rim countries and Africa in the case of copper.

The aggregate effect of these factors on metals prices is impossible for us to predict. In addition, the prices of platinum group metals are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities. The current demand for and supply of platinum group metals affect platinum group metal prices, but not necessarily in the same manner as current supply and demand affect the prices of other industrial metals. The supply of platinum group metals primarily consists of new production from mining. If the prices of platinum group metals are, for a substantial period, below our foreseeable cost of production, we could cease operations and you could lose your entire investment. If the prices of nickel and copper become depressed by competitors bringing on sufficient new mines to meet increased global demand, then our projects may become uneconomic.

The probability of an individual prospect having reserves, as defined under the Securities Act Industry Guide 7, is extremely remote.

“Material reserves” is defined under Securities Act Industry Guide 7 as “that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.” The probability that an individual prospect will have material reserves, is extremely remote. There is a probability that all of our interests in prospects will not contain any material reserves and that all our exploration expenses may not be recovered.

The receipt of our gold royalty is subject to production risks and fluctuations in the price of gold.

The royalty payments that we receive from the Andacollo gold mine in Chile are subject to production risks and fluctuations in gold prices. Production risks include the particular attributes of the deposit, such as size, grade and proximity to infrastructure, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, land slides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in the operation of mines and the conduct of exploration programs.

We receive a royalty based on the price of gold when the gold is refined, approximately one month after it is produced at the mine. The gold is mined in Chile, transformed into dore (impure gold-silver bars), and transported from the mine by Johnson Matthey, a reputable refiner which takes possession of the gold at the mine itself from which point it is insured. Several weeks go by between the pouring of the gold at the mine, and the refining and pricing of it at Johnson Matthey’s refinery in Salt Lake City, Utah. We do not hedge against gold prices so our royalty is dependent on the price of gold at the time of refining. If gold prices drop significantly our royalty will correspondingly decrease and, if prices decreased enough for the mining operation to become uneconomic, then the Operator would cease mining and there could be no royalty payments at all.

Risks Related to the Ownership of our Stock

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	quarterly variations in operating results;

•	changes in financial estimates by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

•	additions or departures of key personnel;

•	any deviations in net sales or in losses from levels expected by securities analysts; and

•	future sales of common stock.

In addition, the stock market has experienced volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

The shares of our common stock are listed and principally quoted on the OTC Bulletin Board. Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors.” For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq National Market, the equity security also would constitute a “penny stock.” As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. Trading in our common stock may be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of January 31, 2007 there were 55,170,953 shares of our common stock outstanding. We are registering up to 47,276,025 shares of our common stock for sale by certain of our shareholders from time to time. Our average daily trading volume for the previous three months ended December 31, 2006 was approximately 330,000 shares of our common stock. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Your ownership interest, voting power and the market price of our common stock may decrease because we have issued, and may continue to issue, a substantial number of securities convertible or exercisable into our common stock.

We have issued common stock and options, warrants, and convertible notes to purchase our common stock to satisfy our obligations and fund our operations. In the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock to raise money for our continued operations. We continue to seek additional investors. If additional sales of equity occur, your ownership interest and voting power in us will be diluted and the market price of our common stock may decrease. In 2000, we adopted our 2000 Stock Option and Stock Award Plan pursuant to which up to 8,000,000 shares of our common stock could be awarded as share awards or options. As of January 31, 2007, options to purchase 2,125,000 shares were outstanding and 1,975,000 shares were exercisable. Upon exercise of these options, the ownership interests and voting power of existing shareholders may be further diluted.

We do not have cumulative voting and a small number of existing shareholders control our company, which could limit your ability to influence the outcome of shareholder votes.

Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a plurality of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

Our Articles of Incorporation contain provisions that discourage a change of control.

Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors’ approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to shareholders.

Our assets are subject to a security interest.

Pursuant to a Pledge and Security Agreement, dated as of January 27, 2005, we granted to holders of promissory notes issued on January 27, 2005 a security interest in all of our assets to secure the obligations under these notes. If we default on the notes, under certain circumstances those selling stockholders may foreclose on our assets. In that instance, we may be unable to continue operations and the value of your common stock will be significantly diminished.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive cash in connection with the exercise of warrants, the underlying shares of which may in turn be sold by the selling security holders. Although the amount and timing of our receipt of any such cash are uncertain, such cash, if received, will be used for general corporate purposes.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market for our common stock

Our common stock trades under the symbol TRDM.OB on the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Following is information about the range of high and low bid prices for our common stock for each fiscal quarter in the last two fiscal years and the first three fiscal quarters of the current fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Quarter Ended	High Bid Quotation	Low Bid Quotation
December 31, 2004	$0.33	$0.23
March 31, 2005	$0.36	$0.205
June 30, 2005	$0.31	$0.19
September 30, 2005	$0.28	$0.20
December 31, 2005	$0.21	$0.11
March 31, 2006	$0.25	$0.15
June 30, 2006	$0.44	$0.14
September 30, 2006	$0.14	$0.10
December 31, 2006	$0.19	$0.06
March 31, 2007 (through February 13, 2007)	$0.15	$0.09

Holders

As of January 31, 2007, there were 901 holders of record of our common stock, however, we believe that there are additional beneficial owners of our common stock who own their shares in “street name.”

Dividends

There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. It is not anticipated that any dividends will be declared for the foreseeable future on our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, supplements to this prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document or may be “incorporated by reference” to other documents we filed with the Securities and Exchange Commission. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions used in this prospectus, supplements to this prospectus or documents incorporated by reference.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties such as those described under “Risk Factors”. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•	the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

•	our ability to increase our production and income through exploration and development;

•	the number of locations to be drilled and the time frame within which they will be drilled;

•	future prices of the minerals we sell;

•	anticipated domestic demand for our products; and

•	the adequacy of our capital resources and liquidity.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or supplements to this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. This section contains forward looking statements. Forward looking statements are only expressions of Trend’s present expectations and intentions. Forward looking statements are not guaranteed to occur and they may not occur. You should not place undue reliance upon forward looking statements. You should read these cautionary statements as being applicable to all forward looking statements wherever they appear. Trend assumes no obligation to update the forward looking statements or the reasons why actual results could differ from those projected in the forward looking statements to reflect events or circumstances after the date hereof.

OVERVIEW

Trend is a diversified minerals company engaged in exploration for base and precious metals. Trend’s properties include its royalty interest in the producing Andacollo gold mine in Chile, the advanced stage Mouat nickel-copper deposit in Montana, and a portfolio of uranium, PGM, and base metal exploration projects in the United States and Canada. As an exploration company, Trend’s major expenditures consist of payment of governmental fees to maintain the priority of Trend’s unpatented mining claims, payment of Trend’s debt service, payment of accounting and legal fees, and general office expenses, the aggregate of which typically outweigh monies spent on exploration programs. Until the Company or one of its partners advances one of Trend’s interests to the point where it generates substantial revenues, Trend will continue to need to raise funds in the financial markets to fund its ongoing exploration efforts. To that end, Trend’s principal vehicles for attracting new equity capital are its advanced stage nickel-copper deposit at Stillwater, Montana - where Trend is the operator, and its stake in an unconformity-type uranium play in the Athabasca Basin of Saskatchewan, where recent exploration results have been fairly positive and Trend’s operating partner has announced a major drilling program for 2007.

Our principal mineral property interests are set forth below:

Property	Commodity	Status	TRDM interest
Andacollo, Chile	Gold	Producing	1% NSR royalty
Stillwater, Montana	Ni, Cu, PGMs	Advanced exploration	Option to own 50%
Diabase Peninsula, Saskatchewan	Uranium	Exploration	Variable right to own up to 50%
Lake Owen, Wyoming	PGMs, Fe, Ti, V	Exploration	100% but leased to RMP Resources
Peter Lake, Saskatchewan	PGMs, Cu, Au	Exploration	100%

RESULTS OF OPERATIONS

Fiscal 2006 Compared to Fiscal 2005

We recorded a net loss of $2.7 million, or $0.06 per share, on revenues of $169,000 in 2006. This compares to a net loss of $2.2 million, or $0.06 per share, in 2005 when there were no revenues.

Our 1% Net Smelter Returns royalty interest in the Andacollo gold mine in Chile commenced paying revenues during the third quarter of FY 2006. The revenue from this royalty represents the first resource revenue ever received by Trend and amounted to approximately $134,000 in FY 2006. We also received $35,000 of advance minimum royalties related to its lease of the Lake Owen property.

Exploration expenses were $146,000 in 2006 as compared to $215,000 in 2005. Exploration at Lake Owen and Diabase Peninsula was performed by our operating partners in 2006. As noted elsewhere in this report, forest fires closed the National Forest at Stillwater in 2006 so we were not able to conduct our budgeted $500,000 drilling program at Stillwater in 2006. Thus exploration expenditures were greatly lower in 2006 than the previous year.

General and Administrative expenses were $226,000 in 2006 as compared to $589,000 in 2005. The difference is largely due to 2005 consulting fees incurred to acquire the Andacollo gold mine and technical consulting fees related to other properties, as compared to a much lower level of consulting fees paid in 2006.

Officers and directors compensation was $309,000 in 2006 as compared to $427,000 in 2005. The difference is attributable to slightly higher salaries paid and stock option expense in 2006, largely offset by approximately $137,000 less in directors fees paid in 2005. Director fees in both years consist of the fair value of common stock issued to the directors for their services. Legal and professional expenses were $349,000 in 2006 as compared to $273,000 in 2005. Many of the legal fees relating to the Andacollo transaction were billed in fiscal 2006, and the cost of our review and audit expenses for fiscal 2005, paid in 2006, were higher than the previous year, again due largely to accounting for the Andacollo transaction.

Depreciation, depletion, and amortization was lower in 2006 due both to a year having gone by without any major fixed asset purchases as well as due to the absence of depreciation of assets written off.

Dividend and interest income was higher due to higher money market interest earned in 2006 on higher cash balances as compared to 2005.

The loss of $600 on disposition of assets in 2006 was immaterial and compares with the 2005 gain of $72,000 relating largely to the sale of Andacollo.

The change in financing expense of $1,593,000 in 2006 from $587,000 in 2005 is partially due to additional financing expense from the 2006 convertible debt financing, and related fees, but is mostly attributable to the fair value of modifications made to the terms of outstanding stock purchase warrants. Our financing expense is almost exclusively a non-cash item consisting of amortization of the fair value attributable to warrants and beneficial conversion rights, amortization of commissions and finders fees, and the fair value of warrant modifications discussed above.

Interest expense of $277,000 as compared to $195,000 in 2005 was higher due to additional amounts of convertible debt issued during the year and the 2005 debt issuance being outstanding for the entire year.

Other income (loss) was $0 in 2006 compared to $5,900 loss in 2005 related to a foreign exchange loss incurred during the time when payments were being made to acquire the Andacollo mine in Chile.

Forgiveness of debt amounted to $48,000 in 2006 and relates to renegotiation of an agreement with a former employee, whereas $63,000 in 2005 relates to the negotiated reduction in legal expenses at a law firm formerly involved with Trend.

LIQUIDITY & CAPITAL RESOURCES

Liquidity:

Our current source of cash receipts, approximately $20,000 per month stemming from the Andacollo gold mine royalty, is insufficient to fund our General and Administrative expenses which total about $50,000 per month. We will need to raise capital in the financial markets to fund our ongoing exploration activities and conduct ongoing operations. Our current cash balance of approximately $200,000 at December 30, 2006, may be greatly depleted by costs for our year-end audit and the filing of a registration statement relating to the $1,025,000 convertible debt financing.

We are continually evaluating business opportunities such as joint ventures, mergers, acquisitions, and strategic alliances with the objective of creating additional cash flow to sustain the corporation and provide a future source of funds for growth. Although we believe that we will find financing for our continuing activities, we cannot assure you of success in this regard. If we are not successful in raising additional capital, operations and liquidity will be adversely impacted.

During 2006, debenture holders converted $742,635 of their principal amounts to 7,413,703 shares.

Summary of 2006 Cash Flows:

The Company’s cash and cash equivalents increased $326,000 during fiscal 2006 to $391,000 at year-end. The increase was a result of net cash provided from the sale of the Andacollo gold mine ($877,000) plus cash raised from the issuance of corporate debt ($1,079,000) netted against the cost of ongoing corporate activities and exploration ($970,000) and the repayment of short-term loans ($660,000).

Operating Activities:

Operations used $970,000 in fiscal 2006 as compared to using $1.23 million of cash in 2005. The decrease in 2006 as compared to 2005 was a result of numerous combined factors, primarily including increased royalty receipts and decreased exploration expenditures.

Investing Activities:

During fiscal 2006, we received net proceeds of approximately $878,000 from the sale of the Andacollo gold mine. In fiscal 2005, we spent $808,000 to purchase this mine.

Financing Activities:

Short Term Borrowings

Short term borrowings of $660,000 in fiscal 2005 relating to the Andacollo acquisition were repaid in fiscal 2006.

Convertible Notes Issued for Cash

In June 2006, we issued $1,025,000 in notes convertible into common stock at 10 cents per share, with two classes of attached warrants. There are 4.1 million A warrants exercisable through June 12, 2011, at a price of $.17 per share, and 5,125,000 B warrants exercisable for 120 days from the effective date of the Registration Statement that we expect to file in January 2007, at a price of $.25 per share. After fees, net proceeds to Trend were $929,250.

During the period January-March of 2005, we issued $1.8 million in notes convertible into common stock at 30 cents per share, with two classes of attached warrants, one of which has since expired without exercise. Because the December financing was priced at ten cents, the conversion price of the 2005 notes and the exercise price of the related warrants adjusted to 10 cents. Either through monthly payments of principal or through outright conversion, the principal amounts of these notes had diminished to $885,490 by September 30, 2006. Net proceeds to Trend were $1,530,409.

Payments on convertible debt

Convertible debt principal payments of $380,409 were paid in cash in 2005, whereas in 2006 all such payments were made with common stock.

Financing fees

We paid $23,750 in financing fees in 2006 as compared to $269,591 in 2005.

Common Stock Issued for Cash

In December of 2005, we issued 1.5 million shares of common stock in a private placement for $150,000.

Outlook:

Operations

During the coming year, we expect to receive royalty payments of approximately $20,000 per month, or $240,000 over the twelve months of fiscal 2007. We will need to spend $640,000 to maintain our rights at Stillwater, Montana, and an additional approximately $600,000 for general and administrative expenses.

Investing

At present, we have no plans to engage in any investing activities during fiscal 2007.

Financing

During the coming year approximately $966,000 of principal and $277,000 of interest will be due on our long-term convertible debt. We believe that all of the principal repayment and most of the interest obligation will be paid by the issuance of common stock.

At September 30, 2006, we had outstanding warrants to purchase 19,513,174 shares of common stock that, if exercised, would result in aggregate proceeds of approximately $4,067,000. Also, there are outstanding options to purchase 2,125,000 shares of common stock that, if exercised, would result in aggregate proceeds of approximately $702,000. However, as of September 30, 2006, none of the outstanding warrants or options was in-the-money. No assurance can be made that any or all of the warrants or options will ever be exercised. We will need to raise additional capital in the financial markets to fund our ongoing exploration activities and conduct ongoing operations.

The balance of convertible debt owed by Trend at September 30, 2006, is as follows:

Principal Amounts		Maturity Date	Interest Rate
$ 940,638		August 17, 2008	8%
$ 885,490		January 28, 2008	Prime plus 3%
$1,025,000		June 13, 2009	10%
Total	$2,851,128

RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” (hereinafter “SFAS No. 157”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. We do not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operation.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement is effective for fiscal years beginning after September 15, 2006. Management believes the adoption of this statement will have no impact on our financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006. Management believes the adoption of this statement will have no immediate impact on our financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” (hereinafter “SFAS No. 154”) which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on our financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments” (hereinafter “SFAS No. 123 (R)”). This statement replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity’s financial statements over the period during which the employee is required to provide services in exchange for the award. We currently report stock issued to employees under the rules of SFAS No. 123; therefore, management expects no material impact to its financial statements from the adoption of this statement.

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS 109. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. Management does not expect FIN 48 to have a material impact on our financial position, results of operations, or cash flows.

BUSINESS AND PROPERTIES

Overview

Trend Mining Company was first incorporated in Montana in 1968, under the name Silver Trend Mining Company. We reincorporated in Delaware on March 28, 2001, when Trend Mining Company, a Montana corporation, merged with and into New Trend of Montana Company, a Delaware corporation and a wholly-owned subsidiary of Trend Mining Company, pursuant to an agreement and plan of merger. The surviving Delaware corporation changed its name to Trend Mining Company.

We are an exploration company and have been engaged since 1998 in the acquisition and exploration of diverse metal properties, primarily in the United States and Canada. During the period 2004-2005, we commenced uranium exploration activities in Canada, entered into an agreement to explore for platinum group metals and other metals in Stillwater, Montana and acquired a gold royalty interest in Chile. Our plan is to acquire and explore mineral properties that have sufficient merit and potential to subsequently vend them to larger companies. We do not intend to be an operating miner in the near term. Rather, we seek to create passive interests in high quality projects which become managed by other, larger firms. Currently, we control exploration properties which are prospective for copper-nickel, platinum-palladium, and uranium mineralization in Saskatchewan, Montana and Wyoming. At present, none of our exploration projects is known to contain commercially viable ore reserves, and none of our exploration properties is in production. Consequently, we have no current source of significant operating income or cash flow. We have acquired a royalty on a developmental gold mine which commenced commercial production of gold bullion during the second calendar quarter of 2006, which is currently paying us approximately $20,000 per month after tax. Our present business objectives for the near term are to focus on raising sufficient capital to retain and advance our mineral properties.

OUR EXPLORATION PROCESS

Our exploration program is designed to acquire projects of merit that could attract a larger partner. To do so, we will explore, develop, and evaluate such exploration properties, and then vend them if merited, or abandon them. We need to balance our capital requirements so that we have sufficient funds on hand to maintain our existing projects, to evaluate and advance them with appropriate exploration programs, and also to maintain additional funds to take on new projects when such opportunities are deemed appropriate.

As more fully described below, we have formulated specific exploration plans for our exploration projects at Stillwater, Montana such that we plan to continue to operate at Stillwater in order to enhance its value before finding a partner. As to the other projects, these have already been joint ventured or leased out to others; for example, , Diabase Peninsula (uranium) is being explored by our partner, Nuinsco Resources, and Lake Owen (platinum group metals, iron titanium and vanadium) is being explored by RMP Resources. We are marketing our Peter Lake project although we have spent sufficient funds on this project to hold most of it for another year. Exploration generally proceeds in three phases, and our approach is typical.

Phase One of exploration normally begins with recognition that a property has merit, acquisition of rights to explore said property, and then follow up consisting of detailed geologic mapping and sampling of the rocks to verify if they contain anomalous concentrations of metals indicative of mineral potential. If, after a preliminary evaluation, a project still has apparent potential, considerable sums of money may be spent in the first phase to determine from surface geology and assaying of surface rocks whether the subsurface is worth testing; geochemical surveys will contribute to such elevated costs, but we may embark on geophysical surveys to learn more about the subsurface before drilling. Careful interpretation of the data collected from the various tests would then be used to determine whether further exploration is warranted.

Phase Two of an exploration program may involve an initial examination of the subsurface, third dimensional characteristics of the mineralization target. This phase is intended to identify either the extent of any near surface mineralization, or the location and extent of subsurface, blind targets, and usually involves limited drill testing. None of our properties have reached the second phase. Once potentially economic mineralization has been encountered, Phase Three entails detailed infill drilling and sampling aimed at precisely defining depth, width, length, tonnage and grade so as to ascertain the economic potential of the deposit.

The magnitude of our exploration budget for existing projects as well as business development, will vary from project to project depending on the size of the project, our remoteness or accessibility, the quality and quantity of existing information, and the cost of appropriate next steps in advancing any given project. By way of example, it may cost well over $160,000 for a reconnaissance program at Peter Lake, where we control a very large claim block (approximately 57 square miles) over geologically attractive and yet very remote and underexplored ground; fees required to hold all of this ground for another year through 2007 would cost us an equivalent amount. In contrast, we spent approximately $9,000 for ground magnetic studies at Lake Owen - our second most advanced exploration project - because that is all that it cost for the next level of evaluation at this very accessible Wyoming property (along with approximately $78,000 in additional expenses for Bureau of Land Management holding fees, county filing fees, and related expenses).

Our ability to maintain and develop our mineral properties fully depends on our ability to raise sufficient capital to continue to fund our planned activities. Should we not be able to raise such capital, we will have to reevaluate whether we can continue to (1) pay the fees and costs of maintaining our property positions, and/or (2) undertake our planned exploration work.

COMPETITION

We compete with other exploration and mining companies to acquire and maintain favorable land positions. Our method of competition in this regard is to protect the properties we own by complying with regulations and staying current on all fee requirements relating to our properties.

LICENSE AND ROYALTY AGREEMENTS

We own a 1% net smelter returns royalty on the Andacollo gold mine in Chile which was taken off of care and maintenance and placed back into commercial production by a group of private investors. We began receiving royalties on this property during the second quarter of fiscal 2006.

We own a 1.5% net smelter return royalty on the Pyramid project, an exploration property consisting of five unpatented mining claims in Churchill County, Nevada which we sold to Western Goldfields, Inc. in August 2002. We also own a 2.5% net smelter returns royalty on patented mining claims located north of Anchorage, Alaska, that are owned by the Rae Wallace Company, a former subsidiary. As of November 1, 2006, we have not received any revenues as a result of these royalties.

GOVERNMENT COMPLIANCE

Our activities are subject to extensive federal, state/provincial and local regulations in both the United States and Canada. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of our properties, the extent of which cannot be predicted. Also, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraint affecting our properties that would preclude the economic development or operation of any specific property.

If we become more active on our United States or Canadian properties, it is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on any of our mineral properties.

Our primary, near term cost of compliance with applicable environmental laws during exploration is likely to arise in connection with the reclamation of drill holes and access roads. Drill holes typically can be reclaimed for nominal costs. For example, the Bureau of Land Management (“BLM”), an agency of the U.S. Department of Interior, has promulgated surface management regulations which govern drill hole and access road reclamation on BLM lands. Similar regulations can be expected to be complied with on our lands which are on U.S. Forest Service lands, or state property for which we have been issued mineral licenses, as well as Canadian mining claims.

Costs for reclaiming roads for access and drill programs can become expensive, but to date our programs have been small and helicopter-supported, obviating the need for access roads. However, should we mount larger programs, such costs could vary from a few hundred to a few thousand dollars per drill hole site. Whereas roads will not be built until our exploration programs are more advanced, drill road reclamation costs will vary according to the amount of road construction, which we cannot estimate at this time. Once a plan of exploration has been submitted and where drill holes or access roads will be undertaken, we will be required to post reclamation bonds. It is difficult to estimate what the cost of such bonds will be, since the bonding requirements are unique to the proposed exploration plan. However, it is a reasonable assumption that in some circumstances these bonds may be a significant percentage of the exploration costs.

WEATHER

Our properties are located in the northern United States and Canada, and thus weather may play a role in the cost of implementing an exploration program. In the United States, our properties are located in National Forests, where access roads are often poorly maintained. With high rainfall, for example, there may be some chance of washouts occurring on roads, which could prevent access to some of, or portions of, the properties. Forest fires could lead to government agencies’ restricting or even closing access to our properties such as they did at Stillwater in 2006. Such closures would prevent us from undertaking planned exploration programs and require those programs to be postponed. Harsh winter conditions may preclude planned winter access of our properties and/or reduce the effective summer field season. In Canada, mild winter conditions could preclude us from performing winter work programs where such programs depend upon a winter freeze up of lakes to provide access to the property (especially for drilling purposes).

EMPLOYEES

We have no employees, and are in the process of finding a President/CEO. Dr. Ishiung Wu is serving in these positions on an interim basis.

PROPERTIES

Location maps for our projects may be found at the end of this section.

We currently own an interest in one uranium exploration property, two PGE exploration properties, and one developmental gold property. We are acquiring a 50% interest in a third PGE exploration project located at Stillwater, Montana.

Property (1)	Location	Acres	Work Performed	Fiscal 2007 Exploration Budget (2)	Ownership / Interest

Stillwater (3)	Stillwater, Montana	1,400	$135,000 diamond drilling program.	$640,000	0%

Lake Owen (4)	Wyoming	12,020	$15,000 magnetic survey and field geology.	RMP budgeted $200,000	100%

Peter Lake (5)	Saskatchewan, Canada	14,781 ha or 36,500 ac	2005 Geological reconnaissance ($US117,000), claim group expanded ($US88,000).	$Nil	100%

Cree Lake (6)	Saskatchewan, Canada	4,224 ha or 10,438 ac	Acquired September 2004 - October 2004. Effective December 2004, Nuinsco Resources became operator and has earned a 50% interest. Identified uranium targets and performed follow-up drilling during fiscal year 2005 worth $US360,000.	Nuinsco Resources budgeted $C 1 million for 2006	100%

Ancadollo, Chile	Andacollo, Chile	1,200 ha or 2,965 ac	Evaluation and acquisition.	Not relevant.	1% royalty

Total		29,401		$640,000

(1)
Our United States and Saskatchewan property interests are in the form of lode mining claims. At Lake Owen and at Peter Lake, we control 100% of the mineral rights to our unpatented claims. At Cree Lake, we lease one unpatented mining claim, own two others, and claims owned by our partner, Nuinsco Resources, fall within an area of influence and thus will be subject to our joint venture agreement. At Stillwater, we are spending money to earn a 50% interest in both patented and unpatented mining claims leased by Aurora Metals (BVI) Limited (“Aurora”) from an underlying third party. At Andacollo, we own no claims but hold a royalty interest in all claims belonging to the mining operation. The viability of unpatented mining claims is dependent upon inherent uncertainties and conditions which relate to:

a.	The existence and sufficiency of a discovery of valuable minerals, as required under the 1872 Mining Law, to establish and maintain a valid unpatented mining claim;

b.	Proper posting and marking of boundaries in accordance with the 1872 Mining Law and applicable state statutes;

c.	Whether the minerals discovered were properly locatable as a lode claim or a placer claim;

d.	Timely annual payment of fees to the BLM and proper filing of documents at the county court house per revised statutes and regulations pertaining to mining claims upkeep and maintenance; and

e.	Possible conflicts with other claims not determinable from descriptions of record.

(2)	Our exploration budget will be funded from debt and equity financings.

(3)
We may acquire a 50% interest in Aurora’s Stillwater project by spending $2 million over 5 years beginning January 1, 2005. We have spent approximately $368,000 in qualifying expenditures to date and thus have not yet vested any interest in the Stillwater project. Our 2006 program was plagued by forest fires and then snow, such that we will underspend the work requirement for calendar 2006. The Company has informed Aurora that it has declared Force Majeure relating to the 2006 work program. To maintain our right to earn 50% in this project, the Company must have spent a cumulative $500,000 by December 31, 2006, and thus we may add the deficiency of $140,000 to next year’s commitment of $500,000.

(4)
Effective June 1, 2006, Trend has leased the Lake Owen project to RMP Resources, a private company which has become operator of the project. RMP must spend $200,000 over the 12 month period June 1, 2006-May 31, 2007 to keep the project. As long as RMP’s lease is effective, Trend will have no further costs related to this project.

(5)
Trend is attempting to market Peter Lake and find a partner to explore it. The 2005 work program resulted in Trend being able to hold much of the property for another year without having to spend more. Trend does not expect to spend exploration funds at Peter Lake.

(6)
At Cree Lake/Diabase Peninsula, Nuinsco is operator and has paid all costs totaling in excess of $CDN 1 million through May, 2006 and thus has vested its 50% interest. Trend is not currently funding its 50% of this program, and thus technically Trend’s ownership interest will dilute as Nuinsco spends new funds. However, should Nuinsco make a discovery, Trend can recapture its 50% interest by reimbursing Nuinsco for all of Trend’s unpaid expenditures plus a 40% one time penalty whenever Nuinsco determines to take the project into development.

Claim location notices or certificates must be properly and timely filed and recorded for a valid unpatented mining claim pursuant to the 1872 Mining Law and applicable state statutes. Annual claim maintenance fees must be paid and proof of such payment timely filed and recorded. We have paid all annual fees to date and believe that the unpatented mining claims we own or control are valid and that the title to those claims is free from defects. However, we cannot make any assurance that the validity of our claims will not be contested by the federal government or challenged by third parties.

In Saskatchewan, we hold mineral interests by unpatented mining claims as well, but maintenance of such mining claims depends upon conducting annual work programs or paying an equivalent fee at the present rate of $C12/hectare commencing the second year of tenure following acquisition of the claim. Each claim has an anniversary date depending on when it was staked and work can be grouped among contiguous claims as long as each such grouping is less than 10,000 hectares.

Saskatchewan provides a number of incentives for mineral exploration. For instance, if work or fees have not been conducted or paid by the anniversary date of the current year, then a cash deposit equivalent to the fee that had been due may be paid within 89 days after the anniversary date, validating the claim for another year as long as twice as much work is conducted the following year, at which time a full refund of the cash deposit is granted. Another program relates to a government sponsored offset of exploration expenditures. The Province establishes a fund each year out of which it will match 25% of corporate exploration costs up to a total of $C100,000 by participant. If companies oversubscribe for amounts in the fund, then Saskatchewan allocates its matching funds proportionately. Thus, in theory, we could spend $C400,000 on exploration and receive a rebate of $C100,000. In practice, we spent $C58,275 (~$US50,000) on exploration during the qualifying period in 2005 and received a rebate of $C8,989 ($US7,332) in November 2005.

The table below details the annual fees and any work commitments required to retain title to each of our properties (for Cree Lake, the fees documented below pertain only to claims we directly controlled):

PROPERTY	FEDERAL FEES		COUNTY FEES		PROVINCIAL FEES $C		ASSESSMENT WORK $US
Stillwater	$8,875	(1)	$	nil		N.A.	N.A.
Lake Owen (2)	N.A.			N.A.		N.A.	N.A.
Peter Lake (3)	N.A.			N.A.	$	C177,372	159,064
Cree Lake (4)	N.A.			N.A.	$	C50,688	45,456
Andacollo	N.A.			N.A.		N.A.	N.A.
Total	$8,875		$	nil	$	C228,060	204,520

(1)	Plus $675/month in calendar 2006 — and $1,102.50 thereafter until Trend earns its 50% interest, —in advance minimum royalty payments to underlying owners.

(2)	Lake Owen was leased by RMP Resources effective June 1, 2006, and there will be no further liability as long as they maintain their lease in good standing.

(3)	Trend will either find a partner for Peter Lake and/or spent sufficient funds in 2006 to hold most of the property for 2007.

(4)	The Cree Lake obligation will be satisfied by our partner, Nuinsco.

INSURANCE

Because our properties are either exploration stage projects or royalty interests, we do not currently carry insurance on any of our properties on an ongoing basis. We normally plan on purchasing liability insurance during drilling programs but did not in 2006 due to the extensive forest fires in Montana that precluded us from accessing our property.

STILLWATER PROJECT, MONTANA

In February, 2005, the Company and Aurora Metals (BVI) Limited entered into a joint venture agreement to explore for platinum group metals (“PGM” mineralization) as well as copper and nickel on certain claims covering portions of the Stillwater layered intrusive complex in Montana. Trend immediately took control of the project and has been operator of the exploration program on these claims since that time.

Layered intrusions such as Stillwater are known for hosting PGM mineralization, chrome, iron, copper-nickel and other metals in certain favorable layers of the massive rock body, and Stillwater itself is best known as the location of the largest platinum-palladium mining operations located outside of the Bushveld complex - a similar suite of rocks - in South Africa. Operated by Stillwater Mining Company (“SMC”), the Stillwater operation produces at an annual rate of approximately 800,000 ounces (combined platinum and palladium) per year. Our claims lie adjacent to SMC’s operations.

Under the terms of the joint venture agreement, we will be the operator during the exploration phase of the venture and can earn 50% in the project by spending $2 million over 5 years, beginning January 1, 2005. Work commitments during the first and second year total $100,000 and $400,000 respectively, after which work commitments total $500,000 per year. Other consideration to Aurora consists of 50,000 shares of our common stock, paid on February 17, 2005, upon signing the definitive agreement, $20,000 cash and 20,000 shares on the first anniversary, paid January 2, 2006, and $20,000 in cash or stock on subsequent anniversary dates until we have spent the agreed upon sum of $2 million. At that point, a 50-50 joint venture company will be formed by the two companies to operate and further develop the project. The Trend-Aurora arrangements will be subject to terms of two underlying agreements with the original claim owners.

Through September 30, 2006, we have spent $363,200 in qualifying expenditures under terms of the Aurora lease, or, inclusive of payments to Aurora Metals, $380,500 total on the project. We intend to spend at least $500,000 during the calendar year 2007.

Location and Access

Mining claims belonging to the Trend-Aurora Joint Venture at Stillwater lie approximately 90 miles west-southwest of Billings or 45 miles southwest of Columbus, Montana.

Title Status

The Stillwater property we leased consists of portions of 60 unpatented and 17 patented mining claims covering approximately 1,400 acres. Because we are acquiring 50% of certain claims, we reimburse Aurora Metals only for holding costs related to the claims in which we can acquire a 50% interest, or approximately 59% of the total land package. We may acquire a 50% interest in the Stillwater project, owned by Aurora Metals, by spending $2,000,000 over 5 years. However, we do not currently own any interest in the Stillwater project. The lease will expire on January 1, 2010 unless we earn an interest in the joint venture.

We do not own any plant or equipment relating to the project. If such plant and equipment is needed, we will procure the equipment from third party contractors. The portable drills that we contracted for this property use diesel fuel. All other equipment uses power produced by generators.

Exploration History

The Stillwater Complex is a large layered intrusive rock body which hosts a number of deposits and occurrences of platinum, palladium, copper, nickel, chrome, and minor gold mineralization. The producing Stillwater mine is the world’s largest producer, according to Stillwater’s annual report, of platinum and palladium outside South Africa and produces approximately 800,000 ounces of these metals annually. Exploration in the district dates back over 100 years and most of the district was acquired by the Mouat family, ranchers and farmers who lived nearby. Stillwater became a site of chromite production during World War II, and then, in the 1970s and 1980s, there was extensive exploration on claims owned mostly by the Mouats but conducted by Anaconda Copper Corporation, Johns-Manville, Chevron Resources and others to locate the horizon where mineralization similar to that in South Africa could occur. Johns-Manville and Chevron wound up with the now-producing horizon and Anaconda came away with similar ground with potential not only for platinum and palladium but also for copper, nickel and chrome. Anaconda was subsequently acquired by ARCO and exited the minerals business, but the Anaconda mining claims have been handed down over the past 20 years through a chain of related junior companies and are now held by Aurora. Most of the patented and unpatented mining claims held by Aurora, and the portions we now lease from Aurora, are leased from descendants of the original Mouat family. The ground we are exploring hosts known deposits of copper-nickel mineralization as well as occurrences of platinum and palladium. We do not lease the historic chromite workings.

Between 1966 and 1979, Anaconda explored nickel-copper-cobalt occurrences at the Mouat Mine area on ground we now lease. The most extensively drilled resource was the Mouat nickel-copper deposit where 126 core holes were drilled on a 100-foot by 100-foot grid, totaling 108,600 feet, followed by 1,547 feet of exploratory development.

The following estimates, based on Anaconda’s disclosures, were published by the U.S. Geological Survey in 1993 as “resources,” but today are considered to be estimates of mineralized material:

Mountain View Lease, Mouat Mine area, 92.0 million short tons at 0.27% Ni and 0.29% Cu as the “global” estimate at a cut-off grade of 0.2% Ni, or a more confined estimate of 23.1 million short tons at 0.62% Ni and 0.45% Cu at a cut-off grade of 0.4% Ni. This resource estimate represents in-place mineralized material and is not a proven or probable ore reserve estimate.

During the summer of 2005, Trend had become operator and completed three diamond drill holes on this property. The first hole, MV05-1, designated to test the historic Mouat nickel-copper resource, was lost in alluvium and landslide material before it could encounter bedrock. The third hole, MV05-3, targeted PGM mineralization in the NYE Basin east of the Mouat resource but was terminated when we realized it had passed beneath the target. The second hole, MV05-2 (TD 600 feet), was targeting the source of a geophysical anomaly which could signify potential for associated platinum-palladium mineralization. The hole intersected prospective mineralogy (magnetite (>10%) and olivine) at depths of 300-350 feet. All three areas warrant further work.

During the winter of 2005-2006, we retained Derry, Michener, Booth, & Wahl to calculate a manual estimate of the Mouat mineralization and to advise Trend whether the mineralization warrants serious follow-up. The response to the latter question was positive; in other words, historic calculations as well as DMBW’s February estimate all suggest a potentially viable project at today’s nickel and copper price levels.

Geology and Mineralization

The Stillwater Complex, approximately 25 miles long, is a body of layered rocks which hosts mineralization that was deposited during the formation of the rock layers. For example, some layers may be extremely thin, with a thickness of from inches to several feet, but can extend along the entire 25 mile length of the complex. In fact, the horizon known as the J-M Reef which Stillwater Mining Company operates is known to extend for much of the 25 miles. After the rocks formed and cooled, they were tilted steeply to the north by a subsequent geologic event, such that what were originally horizontal layers, including the mineralized horizons, now are steeply tilted to the north, and extend 25 miles in essentially an east-west direction. The significance of this aspect of the geology is that Stillwater is mining in east-west-trending operations on one horizon, while Aurora-Trend are exploring for similar mineralization on a second horizon that lies immediately south of the SMC ground (and would have originally been beneath it). This is the same type of setting as occurs in South Africa, where mines are developed and producing on more than one layer of the South African Bushveld Complex.

Exploration Plans

The Company’s plans for 2006 involved an estimated $500,000 drilling, sampling, and exploration program to continue the search for larger concentrations of copper, nickel, platinum and palladium; this program was foreclosed first by forest fires and finally by drifts of snow. The 2007 program will require expenditures of $500,000 and is planned to involve a re-examination of historical showings as well as new drilling within the recognized Mouat resources or possible extensions, thereto. In addition, if re-examination of historical evaluations of the Mouat Nickel-Copper resource demonstrate that the deposit could be viable at today’s metal prices, we may escalate work at Stillwater to incorporate a second, simultaneous but larger effort on the Mouat. However, because this property is without any known reserves, all programs are exploratory in nature.

LAKE OWEN, WYOMING

Effective June 1, 2006, we leased the Lake Owen project to RMP Resources, a private company. RMP must spend $5 million to vest its ownership interest, after which Trend will receive a 3% net smelter returns royalty. RMP will pay Trend $35,000 in advance minimum royalties per year prior to earning in as well as undertaking to pay all underlying BLM and County filing fees. Minimum annual work commitments for 2006-2007 will total $200,000, escalating to $350,000 in 2007-2008 and $500,000 per year thereafter.

Location and Access

The Lake Owen platinum group metals and magnetite property is located in Albany County, Wyoming, in the Medicine Bow-Routt National Forest. It was expanded in 1999 when we staked the adjoining Albany claims; henceforth, these projects are jointly referred to as “Lake Owen.” The Lake Owen property is approximately 40 miles southwest of Laramie, Wyoming.

Title Status

We hold the Lake Owen and adjoining Albany properties by 601 unpatented mining claims. The project was acquired in March 2002 from predecessors in interest and remains subject to a 4% net profits interest royalty covering these claims. This property has cost us a cumulative total of $2,413,960 through September 30, 2006, net of RMP’s $35,000 payment on signing its lease.

Exploration History

Chevron Mineral Resources (“Chevron”) initiated geological reconnaissance exploration at Lake Owen in 1982, comprised of detailed surface geologic mapping, geochemical sampling, and geophysical surveys. Chevron later completed thirteen diamond-drill holes totaling approximately 5,200 feet in the 1980s and early 1990s. Drilling shallow angle holes generally less than 250 feet in vertical depth, Chevron encountered several zones of encouraging platinum group metal mineralization.

Chevron recognized that, like the South African Bushveld Complex, Lake Owen’s layered rocks not only contained PGM mineralization but concentrations of magnetite (iron oxide) mineralization as well. At the Bushveld complex, there are zones comprised essentially of pure magnetite which are mined solely to separate the magnetite. In turn, the magnetite at both the Bushveld Complex as well as Lake Owen contains not only iron (~60% iron), but it also contains potentially economic by-products titanium and vanadium.

During 2004, we commissioned Pincock, Allen, & Holt (“PAH”) in Denver to conduct a bench study to determine whether our existing drill and surface data suggested potential for economic iron-titanium-vanadium mineralization. Results of this study were mixed but not altogether discouraging; whereas the Bushveld’s beds of essentially pure magnetite are economic, the limited Chevron data indicated grades of 12% magnetite. At levels of 12% magnetite, PAH believes that a mining operation could break even, but there would be no further revenues to repay capital investment or generate a return. We now intend to pursue both PGM exploration as well as using detailed ground magnetic surveys to search for smaller zones of higher grade magnetite which might therefore support a stand alone mining operation. However, because there are no known reserves on this property, our plans are exploratory in nature.

During 2005, we initiated ground magnetic geophysical surveys over the property in an effort to understand where higher grade concentrations of magnetite might occur (with, in turn, potential for higher grade concentrations of ilmenite and vanadium), and also to better understand the structure of the layered intrusion in order to better understand the locus of potential PGE mineralization. These studies were continued into the Fall of 2005.

RMP Resources leased the property from Trend in June of 2006 and have not yet reported on results of their work this season.

Geology and Mineralization

The Lake Owen property is a platinum-palladium-magnetite occurrence hosted in an extensive layered igneous intrusive complex with a lateral dimension of approximately four by six miles. The complex occurs as a steeply dipping body of rock along the margin of the Archean Wyoming Province. The exposed stratigraphic thickness of these rock units is approximately 20,000 feet.

Four separate zones of anomalous platinum group metals mineralization and at least two zones of magnetite mineralization have been identified at Lake Owen by mapping and airborne geophysical surveys, respectively. The upper PGM zone has been traced for about six miles along strike. The middle PGM zone is about 1,500 feet stratigraphically below the upper zone, while the lower PGM zone is situated approximately 5,500 feet stratigraphically below the upper zone. Surface geochemical sampling identified one additional PGM zone, although the outcrop exposure in this fourth zone is limited and the extent of the anomaly has not yet been defined. We have initiated but have not completed geophysical surveys relating to the magnetic anomalies in direct respect to magnetite mineralization.

Exploration Plans

Effective June 1, 2006, Trend has leased the Lake Owen project to RMP Resources as described above. RMP must spend $200,000 on Trend’s claims in the coming twelve months and expects to conduct surface geological studies as well as a thorough examination of the Chevron drill core, all of which is in Trend’s possession. We hope and anticipate that new drilling at the project will commence in 2007.

DIABASE PENINSULA, CREE LAKE AREA, SASKATCHEWAN, CANADA

The Athabasca Basin is the locus for intensive uranium exploration activity by both junior exploration companies and large uranium producers. In September of 2004, we entered into a program to explore for uranium in Saskatchewan by acquiring exploration rights in the Cree Lake area of the Athabasca Basin, and subsequently we announced in October and December that we acquired additional lands located farther to the southwest along the same mineralized trend. We also announced on December 14, 2004 that Nuinsco Resources Limited had entered into an agreement to potentially earn 50% in our interests by spending $C 1 million over three years and taking over the day to day management of the exploration of these claims.

Our land position covers Diabase Peninsula and adjacent acreage located along the western margin of Cree Lake. The claim block is situated along the contact of the Mudjatik and Virgin River Domains, two geological provinces in northern Saskatchewan. This contact zone is manifested by the graphite-bearing Cable Bay Shear Zone, a major structure believed to control the location of important uranium occurrences in this area of the Athabasca Basin. Diabase Peninsula - and our land position - is known to contain hydrothermally altered boulders of sandstone as well as being characterized by geophysical anomalies suggestive of a graphitic conductor at depth. Both the altered boulders and the conductor are considered to be typical signs of potential uranium mineralization. During 2005, Inco staked claims adjacent to those of ours.

Location and Access

The Cree Lake/Diabase Peninsula uranium property is located along the western shore of Cree Lake, approximately 570 kilometers (350 miles) due north of Saskatoon. The property is accessible only by floatplane or helicopter. There are no roads to Cree Lake, located in north central Saskatchewan.

Title Status

The Cree Lake property consists of eight mining claims covering 18,646 hectares (72 square miles). The central three mining claims cover 4,224 hectares (16 square miles), two of which we own outright and one of which was leased in October 2004 from a Canadian individual. The two claims owned by us require a minimum work commitment (or government fee in lieu of work) of $C30,516 ~($US 26,250) per year. The claim that we leased (known as Diabase Peninsula and herein referred to as the Diabase Peninsula Lease) was staked in 2001 and carries a minimum work commitment (or fee) of $C20,172 ($US17,350) per year. Going forward, it will be Nuinsco which will be conducting exploration on the three claims. Whereas the aggregate annual work commitment for the three claims will be $C50,688 (~$US43,590), terms of the agreement with Nuinsco require the latter party to expend at a minimum $C250,000, $C350,000, and $C400,000 (~$US215,000, ~$US301,000, and ~$US344,000) in 2005, 2006, and 2007, respectively, and thus the title will be maintained in good standing. The other five mining claims in the property were staked by Nuinsco both to protect and enhance the three-claim core of the property. Under terms of the agreement, the five claims which were staked by Nuinsco fall within a 10 kilometer area of influence and thus any mineralization found on Nuinsco’s claims will belong to the joint venture, but any expenditures made on Nuinsco claims will not apply to the work commitment required on our three claims.

Terms of the Diabase Peninsula Lease require that, in addition to the work commitment or government fee, we are to make payments to the owner of $C15,000, $C20,000, and $C30,000, respectively, in cash or stock, on September 2 of each of the first three years, and we have made all three payments. We may exercise our right to purchase the claim for $CDN 1 million any time during the first eight years of the option, at which time the claim remains subject to a 3% gross royalty on any and all minerals produced. Under the terms of the Nuinsco agreement, Nuinsco has become obligated to maintain the lease and, to offset the payments to the underlying owner, Nuinsco paid us 212,500 shares of Nuinsco common stock, net of 15% Canadian withholding taxes, This lease expires on September 2, 2012.

This property has cost us a cumulative total of approximately $83,250 through September 30, 2006. The value of the Nuinsco shares at September 30, 2006, was $US 71,550, such that the Company’s net basis in the project at September 30, 2006, was $US 11,700.

We do not own any plant or equipment related to this project. If such plant and equipment is needed, we will procure the equipment from third party contractors. Any power used on this property is produced by generators which operate on diesel fuel.

Exploration History

The Athabasca Basin of Saskatchewan is the premier uranium exploration district in the world because its uranium deposits are extremely high grade, a full order of magnitude greater than all other types of deposits1 . Such deposits occur at the paleo-horizon (unconformity) between underlying Proterozoic basement rocks and overlying sandstones of the Athabasca Formation. The basement rocks often contain structures and horizons bearing graphite, which in turn are believed to control uranium deposition and may also serve as a guide to such mineralization during geophysical prospecting from the surface.

The Cree Lake area was explored in the late 1970s-early 1980s by Saskatchewan Mining Development Corporation (“SMDC,” then a government corporation and predecessor to publicly-owned Cameco Corporation). SMDC carried out surface geochemistry and airborne and ground geophysics as well as limited drilling. All of these programs confirm the presence of anomalous rocks and rock chemistry at Diabase Peninsula, characteristics suggestive of potential uranium mineralization.

Geology and Mineralization

The claim block is situated along the contact of the Mudjatik and Virgin River Domains, two important geological provinces in Saskatchewan. The contact zone between these domains is manifested by the graphite-bearing Cable Bay Shear Zone, a major structure believed to control the location of important uranium occurrences in this area of the Athabasca Basin.

Diabase Peninsula is known from earlier SMDC work to contain hydrothermally altered boulders of sandstone as well as being characterized by geophysical anomalies suggestive of a graphitic conductor at depth. Both the boulders and the conductor are considered to be typical signs of potential uranium mineralization. Exploration programs will entail detailed geological mapping and extended geophysical surveys to identify drilling targets. However, because this property is without any known reserves, all programs are exploratory in nature.

Exploration Plans

Nuinsco completed both ground and airborne geophysical programs as well as geochemical prospecting during 2005 designed to identify uranium targets for drilling mainly in 2006. According to Nuinsco, results of geochemical and geophysical programs were very encouraging in that concordant anomalies were found in each survey, reinforcing the merits of drilling. The normal mode of operation in northern Saskatchewan, in remote areas such as Cree Lake, is to drill in winter so that heavy equipment may be mobilized over winter roads and frozen lakes. Drilling commenced in December 2005. Drilling expenditures resulted in Nuinsco’s vesting its 50% interest during the second calendar quarter of 2006. Nuinsco has proposed a $C 1 million budget for the balance of 2006, and Trend has declined to participate. Our reason for declining is that, as attractive as this target is, it represents very expensive and high risk exploration, and, is the event that Nuinsco makes a discovery, Trend will have a one time opportunity to regain our 50% interest by repaying the expenditures we otherwise would have made plus paying a 40% penalty.

PETER LAKE, SASKATCHEWAN, CANADA

The Peter Lake Domain is recognized to host known occurrences of copper-nickel and platinum-palladium mineralization. This area, including our claim block, was the scene of a major federal/provincial geological research program designed to support mineral exploration during the 2001-2005 period. Trend visited with Geological Survey of Canada and Saskatchewan Geological Survey geologists, geophysicists, and geochemists in the field during their 2004 program and then, during the summer of 2005, the Company executed a broad reconnaissance program to search for extractable concentrations of platinum group metals, copper, nickel, and gold mineralization.

1 Saskatchewan Geological Survey, 2003, Geology and Mineral and Petroleum Resources of Saskatchewan, Miscellaneous Report 2003-7, p. 78 and 84.

Location and Access

The property is located immediately west of Reindeer Lake in northern Saskatchewan, Canada, approximately 190 miles north/northeast from La Ronge. There are no roads to Peter Lake, and thus access is primarily by float plane and then on foot or by canoe.

Title Status

The Peter Lake property now consists of seven mining claims covering 14,781 hectares (~36,500 acres or ~57 square miles) This property has cost Trend a total of $US205,700 in exploration, staking expenses, and recording fees through September 30, 2006. Saskatchewan has an incentive program whereby a variable amount of expended funds is refunded, depending on the number of companies applying for the program, and, in 2005-2006 the Company received refunds totaling $9,850, thereby bringing our cost basis down to $195,850.

The Company’s position at Peter Lake evolved as follows:

In August 2000, the Company staked five claims comprising about 26,253 hectares (101 square miles) in northern Saskatchewan. In 2002, the Company allowed these claims to lapse and subsequently restaked them plus one additional claim comprising 5,543 hectares (21 square miles).

In October of 2004, the Company recognized that important sites of potential mineralization lay slightly west of its existing claim block. Trend expanded its Peter Lake Project by acquiring 3 claims: An approximate two square miles near Ant Lake, 3.5 square miles at Swan Lake, and 13 square miles at Seahorse Lake. Because the Company had not spent sufficient funds in 2004 to hold all of its earlier claims, and recognizing competitor activity adjacent to Trend’s northeasternmost claims, the Company paid a fee in lieu of work to hold one of its early claims, staked four new claims, and let the remainder of the earliest claims lapse. At this point, Trend held eight claims comprising 20,324 hectares (~50,220 acres or ~78 square miles).

Assessment work based on the 2005 field program was used to hold all but one of the claims such that at September 30, 2006, Trend holds seven claims at Peter Lake comprising 14,781 hectares (~36,500 acres or ~57 square miles). The Company continues to try to market the project to potential joint venture partners. In the absence of any partnership, three of Trend’s claims totaling 4,852 hectares will lapse in January of 2007 and the remainder will lapse in August of 2008.

Exploration History

The Peter Lake claims are a portion of the Peter Lake Domain, a geologic province which is known to host the second largest mafic layered intrusive complex in North America according to the Saskatchewan Geological Survey; in turn, this suite of rocks is recognized to host known occurrences of copper-nickel and platinum-palladium mineralization. In 1982, exploration geologists from a number of mining and oil companies discovered copper, nickel, platinum, and palladium in grab samples from trenches widely located over a strike length of approximately 81 miles. However, while individual showings are rich enough to be considered economic, in and of themselves, none have yet proven sufficiently extensive to contain a resource with potentially extractable mineralization. Thus, this property is without any known reserves and any plans or programs for this property are exploratory in nature. Our reconnaissance exploration program during 2005 covered much of the aforementioned 76 square miles and resulted in initial follow-up of some of our known prospective ground as well as follow-up of occurrences previously identified by others.

Geology and Mineralization

The Peter Lake complex, with a length of 180 kilometers (approximately 112 miles) and a width of 30 kilometers (approximately 19 miles), is the second largest known layered intrusive complex in North America, after the Duluth Gabbro. The geology is often obscured by tundra, muskeg, and forest cover, but nevertheless the area is recognized for its copper-nickel-platinum-palladium potential, based upon both the local geology which is favorable for this type of mineralization and also upon the scattered but attractive occurrences of these metals. So much so, in fact, that in the past four years there has been a joint venture between the Geological Survey of Canada and the Saskatchewan Geological Survey to spend several million dollars (CDN) on the belt of rocks which centers over our claims. The information gathered by this program was released in May 2005, and we were able to benefit from the many geophysical maps released in order to guide the 2005 summer exploration program.

Exploration Plans

Our geological studies including mapping and surface sampling conducted during the summer of 2005, costing us $130,000 before claims staking fees, served to highlight both the potential of the ground and the high cost of exploring it. We conducted no work in 2006 and have no field work planned for 2007 at Peter Lake, and rather hope to find a stronger industry partner to continue exploration of the Peter Lake claim group.

LOCATION MAPS

CANADA
MONTANA
WYOMING
ID
ND
SD
NEB
NV
UT
CO
Missoula
Great Falls
Malta
Glasgow
Lewiston
Helena
Butte
Dillon
Billings
Miles City
Stillwater Project
Cody
Buffalo
Gillette
Worland
Newcastle
Pinedale
Casper
Lake Owen Project
Kemmerer
Rawlins
Rock Springs
Laramie
Cheyenne
N
50 Mi.
Canada
United States
Location Map
TREND MINING COMPANY
USA Project Location Map

NORTHWEST TERRITORIES
Uranium City
Fond du Lac
Stone Rapids
CREE LAKE
REINDEER LAKE
Southend
MANITOBA
ALBERTA
La Ronge
SASKATCHEWAN
Pierceland
Meadow Lake
Lloydminster
Prince Albert
Melfort
North Battleford
Wakaw
Saskatoon
Foam Lake
Rosetown
Watrous
Yorkton
Swift Current
Moose Jaw
Regina
Maple Creek Hills
Weyburn
Estevan
CANADA
USA
0
200 km

[

GLOSSARY OF TERMS

Certain terms used in this section are defined in the following glossary.

ANOMALY: a deviation from uniformity or regularity, a local feature distinguishable in geophysical or geochemical measurement.

ARCHEAN: geologic age older than 2,500,000,000 (2.5 billion) years, a term applied to the oldest rocks of Precambrian time.

DEVELOPMENT: work carried out for the purpose of opening up a mineral deposit and making the actual extraction possible.

DIP: the angle at which a vein, structure or rock bed is inclined from the horizontal as measured at right angles to the strike.

EXCHANGE RATE - $C/$US: Many of our expenses occur in Canadian dollars. Where obligations are cited herein, the Canadian obligation will be quoted and then translated into US currency at the rate prevailing on or about January 31, 2007: $C1.1825 per US dollar.

EXPLORATION: work involved in searching for ore by geological mapping, geochemistry, geophysics, drilling, and other methods.

GABBRO: coarse-grained, dark colored igneous rocks. Intrusive equivalent of volcanic basalt (intrusive rocks cool within the earth’s crust, as opposed to extrusive, or volcanic, rocks which cool in the atmosphere).

GEOCHEMISTRY: study of relative and absolute abundances of chemical elements and atomic species (isotopes) in rocks, soils, water, or atmosphere.

GEOPHYSICS: study of the earth by quantitative physical methods.

HECTARE: metric measure of area, equivalent to 2.47105 acres or 0.003861 square miles.

HYDROTHERMAL: pertaining to hot water, especially with respect to its action in dissolving, re-depositing, and otherwise producing mineral changes within the earth’s crust.

INTRUSION/INTRUSIVE: a volume of igneous rock that was injected, while still molten, into the earth’s crust or other rocks and solidified before reaching the surface as (opposed to extrusive or volcanic).

LITHOLOGY: the physical character of a rock described in terms of its structure, color, mineral composition, and grain size.

MAFIC: a rock dominantly composed of ferromagnesian silicates; used to describe some dark igneous rocks and their dark constituent minerals (e.g., gabbro, as opposed to light colored rocks (“felsic”) such as granite).

METAMORPHISM: the process by which consolidated rocks are altered in composition, texture, or structure as a result of the earth’s application of heat and/or pressure at depth over time.

METALLIFEROUS: bearing or producing metal.

MINERALIZATION: as applied to mineral deposits, the process of adding concentrations of metals to rocks.

NET PROFITS INTEREST ROYALTY: a share of net profits generated from a mining operation.

NET SMELTER RETURNS ROYALTY: a share of net revenues generated from the sale of metal produced by a mine, net after certain deductions for the cost of transporting, insuring, and refining the metal.

OCCURRENCE: site or area where detectable mineralization is known. May or may not be economic.

ORE: material that can be mined from an ore body and processed at a profit.

ORE BODY: a continuous, well-defined mass of material of sufficient ore content to make extraction economically feasible; or a reserve.

OUTCROP: the exposure of bedrock or strata projecting through the overlying cover of soil.

PGE: platinum group element.

PGM: Six metals comprise the platinum group metals (“PGMs”): platinum, palladium, rhodium, iridium, ruthenium, and osmium. Platinum group metals are rare precious metals with unique physical properties that are used in diverse industrial applications and in the jewelry industry. The largest and fastest growing use for platinum group metals is in the automotive industry for the production of catalysts that reduce automobile emissions. Palladium is also used in the production of electronic components for personal computers, cellular telephones, facsimile machines and other devices, as well as dental applications and jewelry. Industrial uses for platinum include the production of data storage disks, glass, paints, nitric acid, anti-cancer drugs, fiber optic cables, fertilizers, unleaded and high-octane gasoline and fuel cells.

RECLAMATION: the restoration of a site after exploration activity or mining is completed.

REEF: a mining term for a metalliferous mineral deposit, usually tabular and relatively narrow in nature.

REMOBILIZATION: term describing a mineral (or rock) that has become mobile again and/or relocated after initial solidification, often forming a mineral deposit.

SEDIMENTARY ROCKS: rocks resulting from the consolidation of loose detritus of older rock.

SHEAR: a zone of deformation caused the by lateral movement along numerous parallel planes.

SULFIDE: a metallic mineral composed of sulfur combined with base metals.

STRIKE: the bearing of a vein or a layer of rock.

ULTRAMAFIC: said of an igneous rock composed chiefly of mafic materials and which contains less than 45% silica (and therefore virtually no quartz or feldspar).

UNPATENTED MINING CLAIM: a parcel of property located on federal lands pursuant to the 1872 Mining Law and the requirements of the state in which the unpatented claim is located, the title of which remains with the federal government. The holder of a valid, unpatented lode mining claim is granted certain rights including the right to explore such claim.

VEIN: a deposit of foreign minerals within a rock fracture or joint.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers and directors:

Name	Age	Position
John P. Ryan	44	Chief Financial Officer, Secretary, Treasurer and Director
Ishiung J. Wu	61	Chairman and interim President & Chief Executive Officer
Jeffrey M. Christian	51	Director

John P. Ryan has served as our chief financial officer, secretary, treasurer and as a director since August 2000. Mr. Ryan is a degreed mining engineer. Mr. Ryan served as the vice president of corporate development for Cadence Resources Corporation from September 1996 to October 2005, and is currently serving as the secretary of Cadence. In addition to his duties with the Company, Mr. Ryan is currently Chairman and CFO of US Silver Corporation and also is Chief Legal Officer of Platinum Diversified Mining, Inc.  Since February 2004, he has served as a director of White Mountain Titanium Corporation, a mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, GreatWall Gold Corporation, Sundance Diamonds Corporation, Consolidated Goldfields Corporation, and Dotson Exploration Company. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

Dr. Ishiung J. Wu became interim president and chief executive officer of Trend on February 1, 2007. Dr. Wu has been our Chairman of the Board since May 2004, and a director since August 2000.  Other companies with which Dr. Wu holds an officer and/or director position include GreatWall Gold Corporation, Strategic Nevada Resources Corp. and IW Exploration Company. Dr. Wu was a Director of High Plains Uranium, Inc. until the company was merged into Energy Metals Inc., in January 2007. From June 1994 to January 2002, Dr. Wu was an officer and director of General Minerals Corporation., a US-based, Canadian natural resources public company.  From January 2000 to January 2002, he was also Chairman of Xinjiang Towerbeck Mineral JV Inc., a Chinese-Canadian joint venture.  From 1974 to 1992, Dr. Wu worked for Kennecott (now a subsidiary of Rio Tinto PLC) and the North and South American mineral subsidiaries of Exxon (now Exxon-Mobil) and Chevron in various capacities, including Exploration Manager in Chile for Chevron.  Dr. Wu holds a M.A. (1971) and Ph.D. (1975) in economic geology from Harvard University, where he was a Teaching Fellow in Geology from 1971 to 1973. He is also a Fellow of the Society of Economic Geologists.

Jeffrey M. Christian was elected to the board of directors in August 2000. Mr. Christian is the managing director of CPM Group, a commodities oriented research and consulting company.  CPM Group was created in June 1986 in a management buyout of the Goldman Sachs Commodities Research Group, which Mr. Christian had directed. Mr. Christian has a Bachelors of Journalism from the University of Missouri and has engaged in post-graduate non-degree studies in econometrics, international economics and finance, and international political science.

EXECUTIVE COMPENSATION

Executive Compensation

The following table shows the total compensation that we paid to our president and chief executive officer for the 2006 fiscal year and the previous fiscal year. No other officer received more than $100,000 in total compensation during the 2006 fiscal year. Therefore, for purposes of this disclosure, Mr. Loucks is our only “named executive officer.” Mr. Loucks resigned as our president and chief executive officer on January 31, 2007.

Summary Compensation Table

	Annual						Long Term Compensation
							Awards	Payouts
Name and Principal Position (a)	Year (b)	Annual Salary ($) (c)		Bonus ($) (d)	Other annual compensation ($) (e)	Restricted Stock Awards ($) (f)	Securities Underlying Options / SARs (#) (g)	LTIP Payouts ($) (h)	All Other Compensation ($) (i)
Thomas Loucks, President, CEO(1)	2006 2005 2004	$ $ $	127,500 92,000 26,000	— — —	— — —	— — —	— 750,000 500,000	— — —	$	— 23,000 —

(1) Mr. Loucks became our President and Chief Executive Officer in June 2004.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officer during fiscal 2006 and the number of unexercised options held by the named executive officer at September 30, 2006.

Name	Shares Acquired On Exercise	Value Realized $	Number of Shares of Common Stock Underlying Unexercised Options at Year End (September 30, 2006)		Value of Unexercised In-The-Money Options at Year End (September 30, 2006)(1) ($)
(a)	(b)	(c)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Loucks (CEO)	—	—	1,100,000	150,000	—	—

(1)	Options are “in-the-money” if the market price of a share of common stock exceeds the exercise price of the option.

Director Compensation

For fiscal year 2005, we granted to each of our directors 100,000 shares of our Common Stock, 600,000 shares in the aggregate for 2005, pursuant to the 2000 Equity Incentive Plan for compensation for their service on the board. The Board did not make a similar grant for fiscal 2006.

In the future, Trend may award directors for assuming additional responsibilities such as serving on a standing committee. In the future, the Board intends to award compensation to its members by examining comparable compensation at other companies in the same industry and at the same stage of development as Trend, and choosing a level of compensation which is at or near the median level of compensation paid by other companies, taking into account a desire to award compensation which creates incentive for retention and performance of the members.

Employment Agreements

Pursuant to an amended employment agreement, John P. Ryan receives $4,000 in cash per month for his services as Chief Financial Officer and Secretary. If we cannot pay such amount in cash then, at his option, Mr. Ryan may convert the compensation owed him into restricted shares at the rate at which shares are or were most recently sold.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2007, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our named executive officer current executive officers, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Percentage of ownership is based on 55,170,953 shares of Common Stock issued and outstanding at January 31, 2007, plus, as to the holder thereof only and no other person, the number of shares of Common Stock subject to options, warrants and convertible debentures exercisable or convertible within 60 days of January 31, 2007 by that person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares of Common Stock

Thomas Loucks (2)	1,460,000	2.6%
Jeffrey M. Christian (3)	425,630	*
John P. Ryan (4)	1,601,518	2.9%
Ishiung J. Wu (5)	821,000	1.5%
All executive officers and directors as a group (4 persons) (6)	4,308,148	7.6%
5% Stockholders:
Thomas Kaplan (7) 154 West 18th Street New York, New York	23,006,532	33.0%

Howard Schraub(8) c/o G. Howard Associates 525 East 72nd Street New York, NY 10021	11,183,879	17.3%

Longview Entities (9) 600 Montgomery Street 44th Floor San Francisco, CA 94111	10,501,546	16.5%

ALPHA CAPITAL AKTIENGESELLSCHAFT (10) Pradafant 7 9490 Furstentums Vaduz, Lichtenstein	5,773,785	9.5%

* Less than 1%.

(1)	The address of each person, unless otherwise noted, is c/o Trend Mining Company, 5439 South Prince Street, Littleton Colorado 80120.

(2)	Includes 1,100,000 shares of common stock issuable upon exercise of currently exercisable options.

(3)	Mr. Christian directly owns 307,000 shares and has voting and dispositive control with respect to 118,630 shares owned by CPM Group of which he is the majority stockholder.

(4)
These shares include 40,000 shares owned by Nancy Martin, Mr. Ryan’s spouse, 4,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, 20,000 shares owned by Dotson of which Mr. Ryan is a major owner and 250,000 shares issuable upon exercise of currently exercisable options.

(5)	Includes 500,000 shares of common stock issuable upon exercise of currently exercisable options.

(6)
These shares include 1,850,000 shares issuable pursuant to currently exercisable options, 40,000 shares owned by Nancy Martin, Mr. Ryan’s spouse, 4,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, 20,000 shares owned by Dotson of which Mr. Ryan is a major owner and 118,630 shares owned by CPM Group.

(7)
This information is based solely on a Schedule 13D/A filed with the SEC on August 29, 2006. The amount reflects shares, shares issuable upon exercise of warrants and shares issuable upon exercise of options held by Mr. Kaplan, Tigris Financial Group, Ltd. (“Tigris”), Electrum LLC (“Electrum”), and LCM Holdings, LDC (“LCM”). Mr. Kaplan has sole voting and dispositive control with respect to 1,000,000 shares owned by Tigris of which he is the sole stockholder. Pursuant to a voting trust agreement with Electrum, dated March 31, 2000 and amended on March 30, 2001, Mr. Kaplan also has sole voting and dispositive control with respect to 18,443,693 shares owned by Electrum consisting of (1) 5,765,742 shares of common stock held outright; (2) 6,949,761 shares underlying common stock purchase warrants which are exercisable at an exercise price of $0.25 per share and (3) 2,864,095 shares of common stock and 2,864,095 shares underlying warrants which are exercisable at an exercise price of $0.25 per share, which shares and warrants are issuable to Electrum upon conversion of convertible debt held by Electrum. Pursuant to a voting trust agreement with LCM, dated August 27, 2003, Mr. Kaplan also has sole voting and dispositive control with respect to 3,562,839 shares held by LCM consisting of (1) 1,458,254 shares of common stock held outright; (2) 113,413 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $0.25 per share; and (3) 995,586 shares of common stock and an additional 995,586 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $0.25 per share, which shares and warrants are issuable to LCM upon conversion of convertible debt held by LCM. Pursuant to the Stock Purchase Agreement, Tigris and Electrum have the right to proportional representation (meaning representation proportional to the relative ownership interest in Trend) on our Board of Directors and the right to demand registration rights.

(8)
Includes 5,062,500 shares issuable upon conversion of convertible debt held by Mr. Schraub. Also includes 2,375,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.25 per share, 1,900,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.17 per share and 200,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.10 per share.

(9)
Includes 4,732,160 shares issuable upon conversion of convertible debt and 1,000,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.10 per share, held by Longview Fund LP. The controlling person of Longview Fund LP is Peter T. Benz, Chairman and Managing Member, Viking Asset Management, LLC, as General Partner. Includes 1,406,240 shares issuable upon conversion of convertible debt and 333,333 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.10 per share, held by Longview Equity Fund LP. The controlling person of Longview Equity Fund LP is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager. Includes 843,750 shares issuable upon conversion of convertible debt and 200,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.10 per share, held by Longview International Equity Fund LP. The controlling person of Longview International Equity Fund LP is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager.

(10)
The controlling persons of Alpha Capital are Messrs. Konrad Ackerman and Rainer Posch. Includes 2,687,500 shares issuable upon conversion of convertible debt and 2,583,333 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.10 per share.

SELLING SECURITY HOLDERS

We issued to certain selling security holders notes convertible into common stock and warrants exercisable for the shares of common stock that are covered by this prospectus pursuant to a private placement that was consummated on June 13, 2006. We also issued to certain selling security holders notes convertible into common stock and warrants exercisable for the shares of common stock that are covered by this prospectus pursuant to a private placement that was consummated on January 27, 2005 and amended on July 28, 2005. This prospectus relates to the resale from time to time of up to a total of 47,276,025 shares of our common stock by the selling security holders identified in this prospectus. Pursuant to the terms of these subscription agreements, we are filing this registration statement to permit the selling security holders to resell to the public the shares of our common stock in connection with this transaction.

Pursuant to the 2006 subscription agreement, we issued to certain selling stockholders notes in the aggregate principal amount of $1,025,000, convertible into 10,250,000 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of our common stock. If all of the Warrants are exercised, we will issue 9,225,000 shares of our common stock. The Class A Warrants are exercisable for five years at an exercise price of $0.17 per share. The Class B Warrants are exercisable until the one hundred and twentieth (120th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share.

Pursuant to the 2005 subscription agreement, we issued to certain selling security holders, two of whom are beneficial owners of more than 10% of our outstanding shares of common stock, notes in the aggregate principal amount of $1,800,000 and Class A Warrants to purchase shares of our common stock. We have paid a portion of this amount. If all of the Class A Warrants are exercised, we will issue 2,399,999 shares of our common stock.

Pursuant to the subscription agreements, we are required to register 150% of the number of shares of common stock that the notes owned by the selling security holders may be converted into. We are registering an additional amount of shares of our common stock for the conversion of interest that may accrue pursuant to the notes.

In addition, from time to time in our past, we have issued securities convertible into common stock pursuant to outstanding debt held by the Kaplan Entities. We are registering for resale 1,000,000 shares of our common stock for the conversion of interest that may accrue on notes issued to the Kaplan Entities.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by the selling security holders as of January 31, 2007, the number of shares of common stock being offered by the selling security holders, the number of shares of common stock each selling security holder will beneficially own if the security holder sells all of the shares being registered and the selling security holder’s percentage ownership of our common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of such shares nor are the selling security holders obligated to sell any shares immediately under this prospectus. To prevent dilution to the selling security holders, the following numbers may change because of adjustments to reflect stock splits, stock dividends or similar events involving our common stock.

None of the selling security holders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than the beneficial ownership of our common stock.

Selling Security Holders	Shares of common stock Beneficially Owned Prior to Offering	Shares of common stock to be Sold	Beneficial Ownership After Offering if All Shares are Sold	Percent of Class Owned After Offering if All Shares are Sold

Ignatz Arnstein (1) 1515 52nd Street Brooklyn, NY 11219	0	1,300,000	0	*

George Furla (2) 8530 Wilshire Boulevard Suite #420 Beverly Hills, CA 90211	0	1,975,000	0	*

Miriam Hausman (3) 142 West End Avenue New York, NY 10023	0	1,300,000	0	*

Bella Levy (4) 89 Elmwood Avenue Passaic, NJ 07055	0	182,000	0	*

James Maggs (5) 800 Old Bridge Road Brielle, NJ 08730-1334	250,000	475,000	0	*

Victor Morgenstern (6) 106 Vine Avenue Highland Park, IL 60035	0	1,300,000	0	*

Zachary Schenker (7) 171 West 79th Street, Apt. 104 New York, NY 10024	0	65,000	0	*

Josef D. Schenker (8) 461 Cumberland Street Englewood, NJ 07631	0	65,000	0	*

Irene Schenker (9) 160 West End Avenue New York, NY 10023	0	91,000	0	*

Jack Schenker & Martine Schenker, Jack Schenker Defined Pension Plan (10) 200 Riverside Boulevard, #21D New York, NY 10069	0	897,000	0	*

Howard Schraub (11) G. Howard Associates 525 East 72nd Street New York, NY 10021	1,646,379	14,727,629	0	*

Alpha Capital Aktiengesellschaft (12)	502,952	7,655,035	0	*

Longview Entities (13)	1,986,063	15,389,051	0	*

Longview International Equity Fund LP
Longview Fund LP
Longview Equity Fund LP

Kaplan Entities (14)	23,006,532	1,000,000	23,006,532	33.05%

Selling Security Holders	Shares of common stock Beneficially Owned Prior to Offering	Shares of common stock to be Sold	Beneficial Ownership After Offering if All Shares are Sold	Percent of Class Owned After Offering if All Shares are Sold

Tigris Financial Group, Ltd.
Electrum LLC
LCM Holdings, LDC
Estate of Lillian Berger
Larry Buchanan

Camden International(15) Charlotte House, Charlotte Street P.O. Box N 9204 Nassau, Bahamas	353,120	686,453	0	*

Aurora Metals BVI Ltd. P.O. Box 3711, STN Terminal 349 West Georgia Street Vancouver A1 V6B 3Z1 British Columbia, Canada	212,857	192,857	20,000	*
Totals		47,276,025

* Less than 1%

(1)
Includes: 750,000 shares issuable upon conversion of notes, 100,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 450,000 shares issuable upon exercise of warrants.

(2)
Includes: 1,125,000 shares issuable upon conversion of notes, 150,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 675,000 shares issuable upon exercise of warrants.

(3)
Includes: 750,000 shares issuable upon conversion of notes, 100,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 450,000 shares issuable upon exercise of warrants.

(4)
Includes: 105,000 shares issuable upon conversion of notes, 14,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 63,000 shares issuable upon exercise of warrants.

(5)	Includes: 225,000 shares issuable upon exercise of warrants.

(6)
Includes: 750,000 shares issuable upon conversion of notes, 100,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 450,000 shares issuable upon exercise of warrants.

(7)	Includes: 37,500 shares issuable upon conversion of notes, 5,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 22,500 shares issuable upon exercise of warrants.

(8)	Includes: 37,500 shares issuable upon conversion of notes, 5,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 22,500 shares issuable upon exercise of warrants.

(9)	Includes: 52,500 shares issuable upon conversion of notes, 7,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 31,500 shares issuable upon exercise of warrants.

(10)
Includes 517,500 shares issuable upon conversion of notes, 69,000 shares issuable upon conversion of interest that may accrue pursuant to the notes and 310,500 shares issuable upon exercise of warrants.

(11)	See footnote (8) on page 33. Also includes 1,012,500 shares issuable upon conversion of interest that may accrue pursuant to the notes.

(12)
The controlling persons of the selling stockholder are Messrs. Konrad Ackerman and Rainer Posch. See footnote (10) on page 34. Also includes 537,500 shares issuable upon conversion of interest that may accrue pursuant to the notes.

(13)
The controlling persons of the selling stockholders are Mr. Benz in the case of Longview Fund LP and Mr. Coleson in the case of Longview Equity Fund LP and Longview International Equity Fund LP. See footnote (9) on page 33. Also includes 1,396,430 shares issuable upon conversion of interest that may accrue pursuant to the notes.

(14)	The controlling person of the selling stockholders is Mr. Kaplan. See footnote (7) on page 33. Includes 1,000,000 shares issuable upon conversion of interest that may accrue pursuant to the notes.

(15)	Includes 333,333 shares issuable upon exercise of warrants.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell any or all of their shares of common stock or common stock issued upon exercise of the warrants being registered private placement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales (after this Registration Statement is declared effective);

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

After this Registration Statement is declared effective, the selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have advised us that they have acquired their securities in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder. If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

RELATED PARTY TRANSACTIONS

Conflicts of Interest

Mr. Ryan is an officer and director of High Plains Uranium, Inc. which operates only in the United States while we explore for uranium only in Canada. Mr. Ryan is also an officer and/or director of other companies which are exploration stage mineral companies. However, we believe that none of these other companies are focused on exploration for palladium and platinum.

Our officers, employees and outside directors are periodically reminded to comply with the policy discussed by the Board of Directors on February 23, 2001 providing that the officers and employees of Trend disclose all metal related activities and that outside directors disclose to the Board those activities which relate to other platinum group metal related opportunities.

Mr. Christian works as a consultant and advisor, through CPM Group, a commodities research group, with most major companies involved in platinum group metals. Its clients include most major producers and refiners of these metals, including companies that may have an interest in joint venture arrangements with Trend. CPM Group also advises several other platinum group metal exploration companies that compete with Trend. It hosts an annual seminar that attracts companies such as Trend, and Trend has made presentations to investors and others at these seminars along with companies that compete with Trend. CPM Group's clients also include major users of platinum group metals.

Loans by Related Parties

During July and August 2005, we received short-term advances from Thomas Loucks ($600,000) and Ishiung Wu ($60,000), for continued operations and to accommodate the due diligence and payment of additional extension payments concerning the Andacollo mine. The loans were repaid by September 30, 2006.

Consultants

On September 19, 2005, we entered into a consulting agreement with Mr. Bobby Cooper, a former director, to act as a consultant, advising on various aspects of mining operations and, specifically in this instance, to assist in explaining the intricacies of the Andacollo gold operation to interested investors. Pursuant to this agreement, on November 10, 2005, the board resolved to issue to Mr. Cooper shares of our common for the work Mr. Cooper performed. The fair value of the shares on the date of grant was $1,800.

On December 16, 2006, we entered into an agreement with CPM Group to settle a claim for a finders' fee relating to the Andacollo gold mine in Chile. The parties agreed that Trend will pay 10% of all it has or will receive in after tax royalty payments from the mine. The Managing Director of CPM Group is Jeffrey Christian, a Director of Trend.

Independence

John P. Ryan is not independent pursuant to the Nasdaq Marketplace Rules because he has been an officer of the Company during the past three years. Jeffrey M. Christian and Ishiung J. Wu are independent pursuant to the Nasdaq Marketplace Rules. The Board has determined that Dr. Wu remains independent despite his current service as interim President and Chief Executive Officer.

LEGAL PROCEEDINGS

In May, 2002 one of our vendors obtained a judgment to collect $18,574 due under a rental lease agreement for office space we chose to vacate. The judgment bears included interest at 18% until paid in full. Included in the accounts payable balance as of September 30, 2006 is approximately $37,860 related to this judgment.

On August 24, 2005, a complaint was filed against us in the United States District Court for the Eastern District of New York, seeking $52,500 in legal fees, under Section 16(b) of the Securities Exchange Act of 1934, which were allegedly incurred in connection with our recovery of alleged short-swing trading profits from an insider of the Company. The case was dismissed with prejudice on or about November 29, 2005, pursuant to a compromise and settlement under which we paid the plaintiff the sum of $26,250. We have included the settlement in “accounts payable” on the balance sheet and recorded the expense as “settlement expense” on the statements of operations at September 30, 2005. The outstanding balance was paid on November 15, 2005.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of January 31, 2007, we had 55,170,953 shares of common stock issued and outstanding. No shares of preferred stock are outstanding.

Common stock

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

Election and Removal of Directors

Each of our directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock and preferred stock vote together for directors, with each share of preferred stock having a number of votes equal to the number of shares of common stock into which it could then be converted.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Corporate Stock Transfer, 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209 (303-282-4800, facsimile 303-777-3094).

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Holland & Hart LLP, 555 17th Street, Denver, Colorado 80202.

EXPERTS

Our financial statements at September 30, 2006 and 2005 appearing in this prospectus have been audited by the accounting firms of Richey, May & Co.,LLP, 9605 S. Kingston Court, Suite 200, Englewood, CO 80112, and Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside, Suite 1940, Spokane, Washington 99201. These financial statements are included in this Prospectus in reliance upon the said report, given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. For further information regarding the Company, you may review information filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC’s Internet site.

You should rely only on the information provided in this registration statement, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Trend Mining Company
Littleton, Colorado

We have audited the accompanying balance sheet of Trend Mining Company (an exploration stage company), as of September 30, 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended and the period from inception (October 1, 1996) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trend Mining Company as of September 30, 2006, and the results of its operations and its cash flows for the year then ended and the period from inception (October 1, 1996) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses and stockholders deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding the resolution of this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Richey, May & Co., LLP
Englewood, Colorado
December 14, 2006

Board of Directors
Trend Mining Company
Littleton, Colorado

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Trend Mining Company (an exploration stage company) as of September 30, 2005, and the related statements of operations, stockholders’ equity and cash flows for the year then ended and for the period from October 1, 1996 (inception of exploration stage) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trend Mining Company as of September 30, 2005 and the results of its operations, stockholders’ equity and cash flows for the year then ended, and for the period from October 1, 1996 (inception of exploration stage) to September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses and stockholders deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding the resolution of this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, errors resulting in an overstatement of previously reported net losses as of September 30, 2005, were discovered by management of the Company during January 2006. Accordingly, an adjustment was made to the financial statements as of September 30, 2005 to correct these errors.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 12, 2006 except for Note 12, which is dated January 31, 2006

TREND MINING COMPANY
(An Exploration Stage Company)
BALANCE SHEETS

	September 30,	September 30,
	2006	2005
ASSETS

CURRENT ASSETS
Cash	$390,680	$64,391
Accounts receivable	35,291	42,500
Receivable from sale of mining interest	-	1,122,975
Prepaid expenses	-	13,494
TOTAL CURRENT ASSETS	425,971	1,243,360

MINERAL PROPERTIES	-	-

PROPERTY AND EQUIPMENT, net of depreciation	10,853	13,027

OTHER ASSETS
Available for sale securities	78,625	-
Reclamation bonds	7,720	6,500

TOTAL ASSETS	$523,169	$1,262,887

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$65,174	$519,631
Accounts payable, related parties	15,000	15,000
Accrued expenses	2,468	76,202
Notes payable, related parties	-	660,000
Interest payable, convertible debt	416,645	314,632
Current portion of long-term convertible debt	215,259	1,245,042
TOTAL CURRENT LIABILITIES	714,546	2,830,507

LONG-TERM CONVERTIBLE DEBT, net of current portion	1,497,207	290,983

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.01 par value, 20,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value, 100,000,000
shares authorized; 48,975,804 and
37,373,300 shares issued and outstanding, respectively	489,758	373,733
Additional paid-in capital	12,909,764	10,223,267
Accumulated other comprehensive income	36,125	-
Accumulated deficit prior to exploration stage	(558,504)	(558,504)
Accumulated deficit during exploration stage	(14,565,727)	(11,897,099)
TOTAL STOCKHOLDERS’ DEFICIT	(1,688,584)	(1,858,603)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$523,169	$1,262,887

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended September 30, 2006	Year Ended September 30, 2005	Period from October 1, 1996 (Inception of Exploration Stage) to September 30, 2006

ROYALTY REVENUES	$169,398	$-	$169,398

EXPENSES
Exploration expense	145,591	215,246	3,289,712
General and administrative	226,217	588,809	3,401,848
Officers and directors compensation	308,880	427,476	2,395,546
Legal and professional	349,175	272,520	2,027,574
Depreciation	2,661	3,628	58,165
Total Expenses	1,032,524	1,507,679	11,172,845

OPERATING LOSS	(863,126)	(1,507,679)	(11,003,447)

OTHER INCOME (EXPENSE)
Dividend and interest income	17,557	5,928	29,883
Settlement expense	-	(26,250)	(26,250)
Gain (loss) on disposition and impairment of assets	(647)	72,305	(105,861)
Gain (loss) on investment sales	-	-	(63,813)
Financing expense	(1,593,095)	(586,555)	(3,314,763)
Interest expense	(277,317)	(195,488)	(788,941)
Other income (loss)	-	(5,9227)	29,504
Forgiveness of debt	48,000	62,815	677,961
Total Other Income (Expense)	(1,805,502)	(673,172)	(3,562,280)

LOSS BEFORE INCOME TAXES	(2,668,628)	(2,180,851)	(14,565,727)

INCOME TAXES	-	-	-

NET LOSS	(2,668,628)	(2,180,851)	(14,565,727)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain on available for sale securities	36,125	-	36,125

COMPREHENSIVE LOSS	$(2,632,503)	$(2,180,851)	$(14,529,602)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.06)	$(0.06)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	43,009,727	36,348,717

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Price	Number of Shares	Number of Options	Number of Warrants	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

Balance, October 1, 1996		1,754,242	-	-	$17,542	$663,218	$(558,504)	$-	$122,256

Common stock issued:
- for cash	.50	200,000	-	-	2,000	98,000	-	-	100,000
- for liabilities and expenses	.50	45,511	-	-	455	22,300	-	-	22,755

Net loss		-	-	-	-	-	(128,614)	-	(128,614)

Balance, Sept. 30, 1997		1,999,753	-	-	19,997	783,518	(687,118)	-	116,397

Common stock issued:
- for cash	.20	7,500	-	-	75	1,425	-	-	1,500
- for mineral property	.50	150,000	-	-	1,500	73,500	-	-	75,000
- for lease termination	.50	12,000	-	-	120	5,880	-	-	6,000
- for payment of debt	.50	80,000	-	-	800	39,200	-	-	40,000
- for compensation	.50	9,000	-	-	90	4,410	-	-	4,500

Options issued for financing activities		-	180,000	-	-	2,659	-	-	2,659

Unrealized change in market value of available for sale securities	-	-	-	-	-	-	-	117,080	117,080

Net loss		-	-	-	-	-	(119,163)	-	(119,163)

Balance, Sept. 30, 1998		2,258,253	180,000	-	22,582	910,592	(806,281)	117,080	243,973

Common stock issued:
- for cash	.20	5,000	-	-	50	950	-	-	1,000
- for cash	.05	350,000	-	-	3,500	14,000	-	-	17,500
- for cash	.10	150,000	-	-	1,500	13,500	-	-	15,000
- for cash	.15	50,000	-	-	500	7,000	-	-	7,500
- for debt, investment, expenses	.30	9,210	-	-	92	2,671	-	-	2,763
- for equipment	.30	600,000	-	-	6,000	174,000	-	-	180,000
- for compensation	.44	30,858	-	-	308	13,191	-	-	13,499
- for compensation	.35	8,572	-	-	86	2,914	-	-	3,000
- for compensation	.28	44,000	-	-	440	11,880	-	-	12,320
- for compensation	.16	145,833	-	-	1,458	21,875	-	-	23,333
- for compensation	.12	321,967	-	-	3,220	35,416	-	-	38,636
- for compensation	.26	280,886	-	-	2,809	70,222	-	-	73,031
- for compensation	.25	323,936	-	-	3,239	77,745	-	-	80,984
- for mineral property option	.13	715,996	-	-	7,160	82,470	-	-	89,630
- for rent	.25	1,000	-	-	10	240	-	-	250
- for prepaid expenses	.33	50,000	-	-	500	16,000	-	-	16,500

Options issued for financing activities		-	150,000	-	-	-	-	-	-

Unrealized change in market value of available for sale securities	-	-	-	-	-	-	-	(79,179)	(79,179)

Net loss		-	-	-	-	-	(716,759)	-	(716,759)

Balance, Sept. 30, 1999		5,345,511	330,000	-	53,454	1,454,666	(1,523,040)	37,901	22,981

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Price	Number of Shares	Number of Options	Number of Warrants	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

Common stock issued:				-			-	-
- exercise of options	0.14	3,500,000	(3,500,000)	-	35,000	455,000	-	-	490,000
- exercise of options	0.06	1,597,588	(1,597,588)	-	15,976	84,024	-	-	100,000
- exercise of options	0.30	10,000	(10,000)	-	100	2,900	-	-	3,000
- exercise of options	0.12	4,740,174	(4,740,174)	-	47,402	497,718	-	-	545,120
- exercise of options	0.15	50,000	(50,000)	-	500	7,000	-	-	7,500
- exercise of options	0.30	65,000	(65,000)	-	650	18,850	-	-	19,500
- for cash	0.20	25,000	-	-	250	4,750	-	-	5,000
- for cash	0.01	1,000,000	-	-	10,000	2,414	-	-	12,414
- for cash	0.35	14,286	-	-	143	4,857	-	-	5,000
- for cash	0.06	416,961	-	-	4,170	19,362	-	-	23,532
- for investments	0.33	200,000	-	-	2,000	64,000	-	-	66,000
- for incentive fees	0.33	65,285	-	-	653	20,891	-	-	21,544
- for compensation	0.31	330,696	-	-	3,307	99,208	-	-	102,515
- for compensation	0.26	50,000	-	-	500	12,500	-	-	13,000
- for compensation	0.35	1,200	-	-	12	408	-	-	420
- for compensation	0.28	15,000	-	-	150	4,050	-	-	4,200
- for compensation	0.66	16,667	-	-	167	10,833	-	-	11,000
- for compensation	0.72	10,000	-	-	100	7,100	-	-	7,200
- for compensation	0.81	87,000	-	-	870	69,585	-	-	70,455
- for compensation	0.70	151,000	-	-	1,510	104,190	-	-	105,700
- for compensation	0.63	9,975	-	-	100	6,184	-	-	6,284
- for compensation	1.24	3,000	-	-	30	3,690	-	-	3,720
- for compensation	1.00	1,500	-	-	15	1,485	-	-	1,500
- for compensation	1.13	1,000	-	-	10	1,120	-	-	1,130
- for compensation	1.45	90,000	-	-	900	72,000	-	-	72,900
- for compensation	1.35	6,000	-	-	60	8,040	-	-	8,100
- for modification of stock purchase agreement	0.60	200,000	-	-	2,000	118,000	-	-	120,000
- for mineral property	1.03	50,000	-	-	500	51,000	-	-	51,500
- for mineral property	0.75	50,000	-	-	500	37,000	-	-	37,500
- for mineral property	0.12	129,938	-	-	1,299	14,943	-	-	16,242
- misc. adjustment		(5)	-	-	(1)	1	-	-	-

Options and warrants issued in connection with stock purchase agreement		-	9,710,262	7,979,761	-	112,227	-	-	112,227

Warrants issued for mineral properties		-	-	200,000	-	30,000	-	-	30,000

Compensation cost recognized for options		-	100,333	-	-	15,820	-	-	15,820

Expired options and warrants		-	(50,000)	-	-	-	-	-	-

Unrealized change in market value of available for sale securities		-	-	-	-	-	-	(38,314)	(38,314)

Net loss		-	-	-	-	-	(2,186,541)	-	(2,186,541)

Balance, Sept. 30, 2000		18,232,776	127,833	8,179,761	$182,327	$3,415,816	$(3,709,581)	(413)	(111,851)

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Price	Number of Shares	Number of Options	Number of Warrants	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

Balance, Sept. 30, 2000		18,232,776	127,833	8,179,761	$182,327	$3,415,816	$(3,709,581)	$(413)	(111,851)

Common stock issued:
- for exercise of options	0.30	33,333	(33,333)	-	333	9,667	-	-	10,000
- for cash	1.00	192,000	-	-	1,920	190,080	-	-	192000
- for compensation	1.15	10,000	-	-	100	11,400	-	-	11,500
- for compensation	1.30	3,000	-	-	30	3,870	-	-	3,900
- for compensation	0.90	2,200	-	-	22	1,958	-	-	1,980
- for compensation	1.00	3,890	-	-	39	3,851	-	-	3,890
- for compensation	1.35	10,000	-	-	100	13,400	-	-	13,500
- for compensation	1.10	604	-	-	6	658	-	-	664
- for compensation	0.85	75,000	-	-	750	63,000	-	-	63,750
- for compensation	0.98	967	-	-	10	938	-	-	948
- for compensation	0.73	40,000	-	-	400	28,800	-	-	29,200
- for compensation	0.30	3,700	-	-	37	1,063	-	-	1,100
- for contract modification	0.78	3,000	-	-	30	2,310	-	-	2,340
- for interest	0.83	5,000	-	-	50	4,100	-	-	4,150
- for interest	0.77	5,000	-	-	50	3,800	-	-	3,850
- for mineral property expense	0.85	1,000	-	-	10	840	-	-	850
- for loans payable	1.00	134,500	-	-	1,345	133,155	-	-	134,500

Warrants issued:
- for compensation		-	-	430,000	-	170,521	-	-	170,521
- with convertible debt		-	-	610,000	-	141,547	-	-	141,547
Extension of warrant exercise period		-	-	-	-	608,058	-	-	608,058

Compensation cost recognized for options		-	1,200,000	-	-	354,000	-	-	354,000

Expired options and warrants		-	(319,700)	-	-	-	-	-	-

Unrealized change in market value of available for sale securities		-	-	-	-	-	-	413	413

Net loss		-	-	-	-	-	(3,437,354)	-	(3,437,354)

Balance, Sept. 30, 2001		18,755,970	974,800	9,219,761	187,559	5,162,832	(7,146,935)	-	(1,796,544)

Common stock issued:
- for cash	0.10	2,500,000	-	-	25,000	225,000	-	-	250,000
- for note payable	1.00	25,000	-	-	250	24,750	-	-	25,000
- for payable	0.55	12,536	-	-	126	6,769	-	-	6,895
- for financing expense	0.45	64,429	-	-	644	28,349	-	-	28,993
- for financing expense	0.40	18,000	-	-	180	7,020	-	-	7,200
- for compensation	0.40	80,000	-	-	800	31,200	-	-	32,000
- for mineral properties	0.70	1,100,000	-	-	11,000	759,000	-	-	770,000
- for services	0.70	32,500	-	-	325	22,425	-	-	22,750
Interest forgiven by shareholders		-	-	-	-	42,950	-	-	42,950

Warrants issued with convertible debt		-	-	422,858	-	55,352	-	-	55,352

Compensation cost recognized for options		-	307,800	-	-	29,528	-	-	29,528

Expired options and warrants		-	(209,363)	(475,000)	-	-	-	-	-

Net loss		-	-	-	-	-	(1,168,171)	-	(1,168,171)

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Price	Number of Shares	Number of Options	Number of Warrants	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

Balance, Sept. 30, 2002		22,588,435	1,073,237	9,167,619	225,884	6,395,175	(8,315,106)	-	(1,694,047)

Common stock issued:
- for cash	0.10	5,500,000	-	-	55,000	495,000	-	-	550,000
- for compensation	0.12	683,000	-	-	6,830	78,490	-	-	85,320
- for investments	0.21	450,000	-	-	4,500	88,668	-	-	93,168
- for note payable	0.10	369,160	-	-	3,692	33,224	-	-	36,916
- for compensation	0.14	680,687	-	-	6,807	89,633	-	-	96,440
- for compensation	0.21	142,592	-	-	1,426	28,574	-	-	30,000
- for compensation	0.17	150,000	-	-	1,500	24,000	-	-	25,500
- for compensation	0.10	1,350,656	-	-	13,507	122,149	-	-	135,656
- for compensation	0.15	425,000	-	-	4,250	60,091	-	-	64,341
- for financing cost	0.26	860,000	-	-	8,600	215,000	-	-	223,600
- misc. adjustment	0.01	29,555	-	-	295	1	-	-	296

Unrealized change in market value of available for sale securities		-	-	-	-	-	-	1,800	1,800

Net loss		-	-	-	-	-	(966,958)	-	(966,958)

Balance, Sept. 30, 2002		33,229,085	1,073,237	9,167,619	$332,291	$7,630,005	$(9,282,064)	$1,800	$(1,317,968)

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Price	Number of Shares	Number of Options	Number of Warrants	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

Balance, Sept. 30, 2003		33,229,085	1,073,237	9,167,619	$332,291	$7,630,005	$(9,282,064)	$1,800	$(1,317,968)

Common stock issued:
- for cash	0.200	1,675,000	-	-	16,750	318,250	-	-	335,000
- for investment	0.200	125,000	-	-	1,250	23,750	-	-	25,000
- for compensation	0.350	140,000	-	-	1,400	47,600	-	-	49,000
- for compensation	0.200	330,000	-	-	3,300	62,700	-	-	66,000
- for compensation	0.330	22,500	-	-	225	7,200	-	-	7,425
- for accounts payable	0.200	173,630	-	-	1,736	33,026	-	-	34,762
- for accounts payable	0.250	272,500	-	-	2,725	65,358	-	-	68,083
-
Gain on sale of internet securities		-	-	-	-	210,194	-	-	210,194

Compensation cost recognized for options		-	100,000	-	-	95,000	-	-	95,000

Expired options and warrants		-	(873,237)	(299,445)	-	-	-	-	-

Unrealized change in market value of available for sale securities		-	-	-	-	-	-	(1,800)	(1,800)

Net loss		-	-	-	-	-	(992,688)	-	(992,688)

Balance, Sept. 30, 2004		35,967,715	1,200,000	8,868,174	359,677	8,493,083	(10,274,752)	-	(1,421,992)

Common stock issued:
- for accounts payable	0.380	10,000	-	-	100	3,700	-	-	3,800
- for accounts payable	0.245	23,108	-	-	231	5,419	-	-	5,650
- for convertible debt and interest	0.198	295,482	-	-	2,955	55,669	-	-	57,624
- for compensation	0.230	650,000	-	-	6,500	143,000	-	-	149,500
- for compensation	0.221	131,794	-	-	1,318	27,819	-	-	29,137
- for compensation	0.200	2,500	-	-	25	475	-	-	500
- for compensation	0.240	16,701	-	-	167	3,833	-	-	4,000
- for financing cost	0.345	210,000	-	-	2,100	70,350	-	-	72,450
- for financing cost	0.245	66,000	-	-	660	15,500	-	-	16,160

Compensation cost recognized for options		-	1,000,000	-	-	143,840	-	-	143,840

Convertible debt issuance:
- class A warrants		-	-	3,225,001	-	504,842	-	-	504,842
- class B warrants		-	-	3,825,001	-	243,659	-	-	243,659
- beneficial conversion rights		-	-	-	-	512,078	-	-	512,078

Expired options and warrants		-	-	(130,000)	-	-	-	-	-

Net loss		-	-	-	-	-	(2,180,851)	-	(2,180,851)

Balance Sept. 30, 2005		37,373,300	2,200,000	15,788,176	373,733	10,223,267	(12,455,603)	-	(1,858,603)

Common stock issued:
- for cash	0.100	1,500,000	-	-	15,000	135,000	-	-	150,000
- for compensation	0.120	600,000	-	-	6,000	66,000	-	-	72,000
- for compensation	0.228	7,912	-	-	79	1,721	-	-	1,800
- for compensation	0.180	20,000	-	-	200	3,400	-	-	3,600
- for compensation	0.100	85,000	-	-	850	7,650	-	-	8,500
- for compensation	0.120	83,334	-	-	833	9,167	-	-	10,000

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Price	Number of Shares	Number of Options	Number of Warrants	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

- for convertible debt and interest	0.182	84,921	-	-	849	14,607	-	-	15,456
- for convertible debt and interest	0.142	40,873	-	-	409	5,412	-	-	5,821
- for convertible debt and interest	0.119	48,797	-	-	488	5,293	-	-	5,781
- for convertible debt and interest	0.120	74,165	-	-	741	8,158	-	-	8,899
- for convertible debt and interest	0.104	91,396	-	-	914	8,591	-	-	9,505
- for convertible debt and interest	0.144	65,556	-	-	657	8,785	-	-	9,442
- for convertible debt and interest	0.120	48,012	-	-	480	5,262	-	-	5,742
- for convertible debt and interest	0.162	35,118	-	-	351	5,352	-	-	5,703
- for convertible debt and interest	0.152	61,678	-	-	617	8,758	-	-	9,375
- for convertible debt and interest	0.145	39,009	-	-	390	5,274	-	-	5,664
- for convertible debt and interest	0.102	91,396	-	-	914	8,396	-	-	9,310
- for convertible debt and interest	-	49,811	-	-	498	(498)	-	-	-
- for convertible debt and interest	0.123	45,657	-	-	457	5,169	-	-	5,626
- for convertible debt and interest	0.136	41,073	-	-	411	5,175	-	-	5,586
- for convertible debt and interest	0.100	8,177,046	-	-	81,770	735,833	-	-	817,603
- cancelled for convertible debt	0.198	(213,250)	-	-	(2,133)	(40,177)	-	-	(42,310)
- for financing cost	0.100	525,000	-	-	5,250	47,250	-	-	52,500

Compensation cost recognized for options		-	125,000	-	-	76,148	-	-	76,148

Convertible debt issuance:
- class A warrants		-	-	4,100,000	-	312,830	-	-	312,830
- class B warrants		-	-	5,125,000	-	9,738	-	-	9,738
- beneficial conversion rights		-	-	-	-	569,182	-	-	569,182

Warrants modified for financing cost		-	-	-	-	659,021	-	-	659,021

Expired options and warrants		-	(200,000)	(5,500,000)	-	-	-	-	-

Unrealized change in market value of available for sale securities		-	-	-	-	-	-	36,125	36,125

Net loss		-	-	-	-	-	(2,668,628)	-	(2,668,628)

Balance, Sept. 30, 2006		48,975,804	2,125,000	19,513,175	$489,758	$12,909,764	$(15,124,231)	$36,125	$(1,688,584)

The accompanying condensed notes are an integral part of these financial statements.

TREND MINING COMPANY (An Exploration Stage Company) STATEMENTS OF CASH FLOWS

	Year Ended September 30, 2006	Year Ended September 30, 2005	Period from October 1, 1996 (Inception of Exploration Stage) to September 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,668,628)	$(2,180,851)	$(14,565,727)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	2,661	3,628	58,165
Amortization of debt discount	926,576	497,432	1,424,008
Loss on investment sales	-	-	68,969
Loss (gain) on disposition and impairment of assets	647	(72,305)	105,861
Gain on forgiveness of debt	(48,000)	(62,815)	(249,581)
Interest expense forgiven by related parties	-	-	20,848
Common stock issued for services and financing expenses	-	281,197	1,265,171
Common stock issued for payables and accrued expenses	-	-	219,656
Common stock issued for investments	-	-	93,168
Common stock issued for incentive fees	-	-	21,544
Common stock issued for payment of interest	134,568	17,160	151,728
Common stock and options issued as compensation	157,280	143,840	1,278,495
Common stock and warrants issued to acquire mineral property options	-	-	1,114,873
Stock options and warrants issued for consulting fees	14,768	-	185,289
Stock options and warrants issued or modified for financing expense	666,521	-	1,488,778
Investment traded for services	-	-	45,939
Changes in assets and liabilities:
Prepaid expenses	13,494	(10,546)	3,805
Accounts receivable	(35,291)	(42,500)	(77,791)
Accounts payable	(161,682)	116,982	270,766
Accounts payable, related parties	-	15,000	15,000
Accrued expenses	(73,734)	302	(71,837)
Reclamation bond	(1,220)	(6,500)	(7,720)
Interest payable	102,013	96,972	298,488
Net cash used by operating activities	(970,027)	(1,203,004)	(6,842,105)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	-	2,500	37,626
Purchase of fixed assets	(1,134)	(10,023)	(57,210)
Proceeds from sale of mineral property	1,122,975	-	1,142,975
Costs of mining interest	(244,775)	(808,395)	(1,053,170)
Proceeds from internal securities sale	-	-	210,194
Proceeds from sale of warrants	-	-	10,000
Proceeds from convertible debt	953,000	2,050,000	4,035,857

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

	Year Ended September 30, 2006	Year Ended September 30, 2005	Period from October 1, 1996 (Inception of Exploration Stage) to September 30, 2006

Payments on convertible debt	-	(380,409)	(472,629)
Financing fees	(23,750)	(269,591)	(293,341)
Proceeds from sale of common stock and exercise of options	150,000	-	2,843,151
Issuance of penalty shares	-	-	223,600
Net cash provided by financing activities	419,250	2,075,000	6,975,796

NET INCREASE (DECREASE) IN CASH	326,289	56,078	387,073

CASH, BEGINNING OF PERIOD	64,391	8,313	3,607

CASH, END OF PERIOD	$390,680	$64,391	$390,680

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$32,487	$72,486	$200,167
Income taxes paid	$-	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock and warrants issued to acquire mineral properties	$-	$-	$1,189,873
Common stock issued for acquisition of mining equipment	-	-	180,000
Common stock issued for investment	-	-	185,168
Common stock issued for payment of convertible debt	742,635	41,464	784,099
Common stock issued for financing fees	45,000	-	45,000
Deferred acquisition costs on mining property	-	-	46,242
Purchase of equipment with financing agreement	-	-	21,814
Investments received for mineral property	-	-	5,500
Investments received for accounts receivable	42,500	-	42,500
Equipment for loans payable	-	-	4,500
Warrants issued with convertible debt	322,568	748,501	1,071,069
Beneficial conversion rights	569,182	512,078	1,081,260
Proceeds from investments sold	-	-	183,161
Net cash provided (used) by investing activities	877,066	(815,918)	253,382

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable and short-term borrowings	-	675,000	1,111,300
Payments on notes payable and short-term borrowings	(660,000)	-	(692,336)

The accompanying condensed notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Trend Mining Company (formerly Silver Trend Mining Company) (“the Company” or “Trend”) was incorporated on September 7, 1968 under the laws of the State of Montana for the purpose of acquiring, exploring and developing mining properties. From 1984 to late 1996, the Company was dormant. In November 1998, the Company changed its focus to exploration for platinum and palladium related metals primarily in the United States. In February of 1999, the Company changed its name to Trend Mining Company to better reflect the Company’s change of focus and diversification into platinum group metals. On March 28, 2001, the Company reincorporated in Delaware. This reincorporation represented a change of corporate domicile and had no accounting impact. In 2004, the Company further diversified into uranium properties. The Company directs its operations primarily from its office in Littleton, Colorado. The Company has one production stage royalty interest. All of the Company’s other mineral properties are in the exploration stage. The Company is not conducting development or mining operations at this time.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes rely on the integrity and objectivity of the Company’s management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Exploration Stage Activities and Exploration Costs

The Company has been in the exploration stage since October 1, 1996, when the Company emerged from a period of dormancy. The Company is primarily engaged in the acquisition and exploration of mineral properties. The Company expenses exploration costs as incurred. Exploration costs expensed during the years ended September 30, 2006 and 2005, were $145,591 and $215,246 respectively. As of September 30, 2006, cumulative exploration costs expensed during the Company’s exploration stage totaled $3,289,712. Should the Company locate a commercially viable reserve, the Company would expect to actively prepare the site for extraction.

Going Concern

As shown in the accompanying financial statements, at September 30, 2006, the Company has limited cash, has negative working capital, incurred a comprehensive loss of $2,632,503 for the fiscal year, and has an exploration stage accumulated deficit of $14,565,727. These factors indicate that the Company may be unable to continue in existence in the absence of receiving additional funding. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company estimates that approximately $600,000 is required to fund operations of the Company for the next 12 months assuming minimal exploration activities, or $1.25 million if the Company wishes to retain its interest at the Stillwater project. Additional cash in the amount of approximately $277,000 per year would be required if the Company had to service its convertible debt with cash in lieu of stock. The Company’s management believes that it will be able to generate sufficient cash from public or private debt or equity financing in order for the Company to continue to operate based on current expense projections.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, available-for-sale securities, accounts payable, accrued expenses, and short-term borrowings. All instruments other than available-for-sale securities are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates their fair value. Available-for-sale securities are recorded at fair value.

Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents. The Company periodically maintains cash in financial institutions in excess of FDIC limits. The Company evaluates the creditworthiness of these financial institutions in determining the risk associated with these deposits. At September 30, 2006, cash was primarily held in an interest bearing money market account.

Mineral Properties

The Company capitalizes only amounts paid in cash or stock as consideration for the acquisition of real property, including patented mining claims and royalty interests. See Note 3. Acquired properties are recorded at fair value negotiated in arm’s length transactions. Costs and fees paid to locate and maintain unpatented mining claims, to acquire options to purchase claims or properties, and to maintain the mineral rights and leases, are expensed as incurred. In the accompanying financial statements, there are no amounts capitalized for mineral properties.

Mineral properties are periodically assessed for impairment of value and any diminution in value is charged to operations at the time of impairment. Should a property be abandoned, its unamortized capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties abandoned or sold based on the proportion of claims abandoned or sold to the claims remaining within the project area.

Property and Equipment

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful lives of the assets are expensed as incurred. Depreciation of property and equipment, including vehicles, is being calculated using the double- declining balance method over the expected useful lives of three to seven years.

The following is a summary of property, equipment, and accumulated depreciation:

	September 30, 2006	September 30, 2005
Office Furniture and Equipment	$18,363	$30,070
Vehicle	—	8,672
Less: Accumulated Depreciation	(7,510)	(25,715)
	$10,853 $	13,027

Derivative Instruments

Historically, the Company has not entered into derivative contracts to hedge existing risks or for speculative purposes. During the years ended September 30, 2006 and 2005, the Company did not engaged in any transactions that would be considered derivative instruments or hedging activities.

Stock Issued for Other Than Cash

The Company values unrestricted common stock granted to employees for services, property, or investments at the fair value of the common stock determined as the closing price of stock on the day of issuance. If no trading occurred on a date of issuance, then the fair value used is the lower of the closing prices on the first previous day or the first following day on which the Company’s stock was traded. Common stock granted to non-employees is valued at the fair value of the stock or the fair value of the consideration received, whichever is more reliably measured. The Company may issue common stock with certain restrictions placed upon the trading thereof. In these circumstances the shares are valued at a reasonable discount to the closing stock price. These stock issuances are accounted for as expenses, if the stock was issued for services or exploration costs, and as assets, if the stock was issued for investments or real property.

Accounting for Convertible Notes and Securities with Beneficial Conversion Features

Following guidance provided by EITF 00-27 the Company allocates proceeds received from convertible notes and/or securities first to warrants granted the note holders. The value of the warrants and the value of the beneficial conversion feature are both recorded on the balance sheet as a debt discount with an offsetting increase to stockholders equity. The discounts are amortized over the life of the loans using the effective interest method.

Option and Warrant Fair Value Calculations

The Company periodically grants stock options to employees, directors or other service providers. The Company utilizes the Black-Scholes valuation model to calculate the fair value of all options and recognizes such value as compensation expense in the financial statements during the time period that the services are performed. The Company also periodically issues common stock purchase warrants. The fair value of warrants, as determined using the Black-Scholes valuation model, is included in the financial statements at the time of their issuance.

Royalty Revenue

Royalty revenue is recognized in accordance with the terms of the underlying agreement subject to the pervasive evidence of the existence of the arrangement, the risks and rewards having been transferred, the royalty being fixed or determinable, and the collectibility of the royalty being reasonably assured.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under this approach, deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and the expected future benefits of net operating loss carryforwards, tax credit and other carryforwards. A valuation allowance is recorded against deferred tax assets if management believes it is more likely than not that the deferred tax assets will not be realized.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) to include cumulative unrealized changes during a period in the fair value of available for sale securities, net of tax effects.

Basic and Diluted Loss per Share

Basic and diluted loss per share are computed by dividing the net loss by the weighted average number of shares outstanding during each year. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the length of time that they were outstanding.

Outstanding options, warrants, and convertible debt, representing an aggregate potential conversion into 53,858,103 and 22,938,178 shares of common stock, as of September 30, 2006 and 2005, respectively, have been excluded from the calculation of diluted loss per share as they would be antidilutive.

Reclassifications

Certain accounts in prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” (hereinafter “SFAS No. 157”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operation.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement is effective for fiscal years beginning after September 15, 2006. Management believes the adoption of this statement will have no impact on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” (hereinafter “SFAS No. 154”) which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments” (hereinafter “SFAS No. 123 (R)”). This statement replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity’s financial statements over the period during which the employee is required to provide services in exchange for the award. The Company currently reports stock issued to employees under the rules of SFAS No. 123; therefore, management expects no material impact to its financial statements from the adoption of this statement.

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS 109. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. Management does not expect FIN 48 to have a material impact on the Company’s financial position, results of operations, or cash flows.

NOTE 3 - MINERAL PROPERTIES

At September 30, 2006, the Company has an interest in one production stage mineral property, no development stage properties, and six exploration stage properties. The following describes each of these mineral properties.

Andacollo Mine, Chile

During the fourth quarter of fiscal 2005, Trend entered into negotiations to purchase 100% of Compania Minera Dayton (“CMD”), a Chilean corporation that owns and operates the Andacollo gold mine in Chile. On September 20, 2005, Trend bought 30% of the corporation’s shares (and effectively 30% of the aforementioned mine) while a separate group of investors purchased the remaining 70% on the same date.

The Company paid an initial $900,000 in cash for the acquisition. The Company also paid out additional related expenses for which it was to be repaid 70% by the other investors. Before the end of the year, the investor group bought Trend’s 30% stake in exchange for cash of $1,122,975, a 1% net smelter returns royalty, and a 30% back-in right exercisable through April 1, 2006. As a result of this transaction, the Company recognized a gain of $69,804 at September 30, 2005, and it retained a 1% net smelter returns royalty. The Company received the cash portion of the purchase price during the quarter ended December 31, 2005. The Company did not exercise the 30% back-in right.

The final operating permits for the mine were obtained on December 27, 2005, and it became fully operational during the third quarter of fiscal 2006. Trend is contractually entitled to receive 1% of gold revenues from the mine in monthly installments, subject to a 35% Chilean withholding tax. Through September 30, 2006, the Company has cumulatively expensed $0 to acquire this royalty and has recognized $134,398 of gross royalty income.

Diabase Peninsula, Cree Lake Area, Saskatchewan, Canada

On September 15, 2004, the Company diversified into uranium exploration with the staking of a mining claim comprising approximately 940 hectares (approximately 4 square miles) at Cree Lake in the Athabasca Basin of Saskatchewan.

In October 2004, the Company signed an option to purchase an additional mining claim at Cree Lake which covers 1681 hectares (approximately 6.5 square miles) and is located immediately adjacent to, and southwest of, the first Cree Lake claim. This option agreement is referred to herein as the Diabase Peninsula Lease.

Terms of the Diabase Peninsula Lease require Trend to maintain the claim group in good standing by performing a minimum of approximately CDN $20,172 worth of field work per year. In addition, payments to the lessor of CDN $15,000, $20,000, and $30,000, respectively, were made in each of the first three years. Trend has an option to purchase the claims for CDN $11 million any time through September 2012, at which time the property remains subject to a 3% gross royalty on any and all minerals produced.

Subsequent to the acquisition of the Diabase Peninsula Lease, Trend staked one more claim on the southwestern edge of the lease for an additional 1603 hectares (6.2 square miles), such that the aggregate area of Trend’s uranium claims in the Athabasca Basin totals 4224 hectares (16.7 square miles).

In December 2004, Trend announced that it and Nuinsco Resources Limited (“Nuinsco”) signed a Letter of Intent to form a 50-50 joint venture to own, operate and explore the three Cree Lake/Diabase Peninsula claims. Pursuant to the Letter of Intent Nuinsco conducted, at its expense, an exploration program consisting of geophysical surveys and geochemical sampling followed by drilling. A definitive joint venture agreement was executed on September 29, 2005. Under the terms of the joint venture agreement, Nuinsco must maintain all three claims in good standing, including the performance of the minimum annual filed work required by the Diabase Peninsula Lease, and will earn a 50% interest in the claims upon spending CDN $1 million prior to December of 2007. The spending requirement was satisfied in May of 2006, and accordingly, Trend and Nuinsco became 50-50 owners of the claims at that time. Since then, Trend has declined to fund its 50% share of continuing exploration expenditures and as a result, the Company’s ownership has been diluted to approximately 30% as of September 30, 2006. In the future, if Nuinsco takes the project into the development stage, Trend will have a one time opportunity to regain its 50% interest by repaying the expenditures it otherwise would have made plus paying a 40% penalty.

Additionally, to offset Trend’s payments made to the lessor, and per terms of the agreement with Nuinsco, during the quarter ended June 30, 2006, Nuinsco granted to the Company 212,500 freely trading shares of Nuinsco common stock.

Through September 30, 2006, the Company has cumulatively expensed $40,753 on this project.

Stillwater Complex, Montana

Effective January 1, 2005, Trend entered into an agreement with Aurora Metals Limited (“Aurora”) that provides that Trend will explore for platinum group and base metals on portions of Aurora claims known as the “Stillwater Intrusive Complex” in Montana. Trend will be the operator during the exploration stage and will earn 50% in the project by fulfilling work commitments to spend $2 million on qualified exploration expenditures over the ensuing 5 years. Additionally, Trend issued 50,000 shares of its common stock to Aurora on commencement of the agreement. Further, Trend issued 20,000 shares and paid $20,000 on the first anniversary of the agreement and must pay $20,000 in cash or stock each year thereafter until it has spent the agreed upon sum of $2 million, at which time a 50-50 joint venture will be formed.

The cumulative work commitment required by the agreement is $500,000 during the first two year period ending December 31, 2006. Thereafter, work commitments total $500,000 per year for three additional years. Through September 30, 2006, the Company had spent approximately $368,000 on qualified exploration expenditures. It is anticipated that another $8,000 will be spent prior to December 31, 2006. The Company was unable to complete its work commitment for 2006 due to forest fires which closed the National Forest, and thus the Company has notified Aurora Metals of a state of Force Majeure. The remaining current work commitment of $124,000 will be added to the 2007 commitment.

Through September 30, 2006, the Company has cumulatively expensed $377,580 on this project.

Lake Owen Claims, Wyoming

In September 1999, the Company entered into an agreement with General Minerals Corporation (“GMC”) to acquire a platinum group metals and magnetite property located in Albany County, Wyoming. Pursuant to the agreement, the Company received 104 unpatented mining claims, the Lake Owen claims, in exchange for 715,996 shares of common stock, $40,000 in cash and $750,000 in exploration expenditure commitments to be incurred over a three-year option period. In May 2000, the Company issued an additional 129,938 shares of common stock under this agreement.

In June 2000, the Company and GMC entered into an amendment to the agreement under which (i) the Company issued 416,961 shares of common stock to GMC upon GMC’s exercise of preemptive rights, (ii) the Company performed an additional $15,000 of geophysical work prior to December 31, 2000 (subsequently modified), (iii) the Company issued 200,000 additional shares and warrants exercisable until June 2002 to purchase 200,000 shares at $0.70 per share, and (iv) GMC agreed to terminate its antidilution and preemptive rights as provided in the original agreement. The 200,000 warrants expired.

In March 2002, the Company issued 1,100,000 shares, valued at $770,000 in full satisfaction of cash commitments relating to exploration activities. The issuance of these shares resulted in the full ownership of the Lake Owen claims by Trend Mining Company. The Company is obligated to pay a combined 4% Net Profits Interest royalty to predecessors-in-interest, General Minerals Company and/or Chevron Corporation.

In 1999-2000, the Company staked additional claims at Lake Owen and an adjoining area, Albany West, and now holds 601 unpatented mining claims at the Lake Owen area. Through September 30, 2006, the Company has cumulatively expensed $2,448,960 on this project.

In August, 2005, the Company commenced exploration of this property with ground magnetic surveys. Effective June 1, 2006, the Company leased the 601 claims to RMP Resources Corp., a private company. The lease requires RMP to pay Trend advance royalties of $35,000 annually. The lease also requires RMP to incur exploration expenditures of $200,000 through June 1 2007, $350,000 during the following year, and $500,000 annually thereafter. Upon the cumulative expenditure of $5 million, RMP will acquire the property and will owe a 3% net smelter returns royalty to Trend.

Peter Lake, Saskatchewan, Canada

The Company holds mining claims in the Peter Lake Domain of northern Saskatchewan. The Peter Lake Domain is recognized to host known occurrences of copper-nickel and platinum-palladium mineralization.

In August 2000, the Company staked five claims. In 2002, the Company allowed these claims to lapse and subsequently restaked them plus one additional claim. In October of 2004 the Company expanded the Peter Lake Project by acquiring 3 claims near Ant Lake, Swan Lake, and Seahorse Lake. Five of the six 2002 claims lapsed, but in 2005 the Company staked four new claims. In March of 2006, the Company allowed the remaining 2002 claim to lapse, such that now the Company holds seven claims for a total of 14,781 hectares (57 square miles).
In August 2004, the Company began exploration of this property. During the summer of 2005, the Company executed a broad reconnaissance program to search for extractable concentrations of minerals. Through September 30, 2006, the Company has cumulatively expensed $195,853 on this project.

The Company continues to hold the property and would be required to spend approximately CDN$177,000 in 2007 to retain these claims. The Company is seeking a joint venture partner due to the high expense of operating in the high Canadian latitudes.

Pyramid Claims, Nevada

The Company retains a 1.5% net smelter returns royalty interest in the Pyramid project, which consists of five unpatented lode mining claims within the Walker Indian Reservation near Fallon, Nevada. Through September 30, 2006, the Company has cumulatively expensed $65,000 to acquire this royalty. There is currently no activity being conducted at this project.

Rae-Wallace Claims

The Company retains a 2.5% net smelter returns royalty on four patented mining claims located north of Anchorage, Alaska, that are owned by the Rae-Wallace Company, a former subsidiary. Through September 30, 2006, the Company has cumulatively expensed $55,000 to acquire this royalty. Trend does not anticipate any activity being conducted on these claims in the foreseeable future.

NOTE 4 - CONVERTIBLE DEBT

The Company’s convertible debt at September 30, 2006 and 2005 consists of the following:

	2006	2005
2001/2002 Convertible Debt:
Notes payable, interest at 8% payable monthly, due August 17, 2008	$940,638	$940,638

2005 Convertible Debt:
Notes payable at prime plus 3% (11.25% at September 30, 2006) but not less than 10%, due January 28, 2008, principal and interest payable monthly	885,490	1,628,125

2006 Convertible Debt:
Notes payable, interest at 10%, due June 13, 2009, principal and interest payable monthly beginning October 2006	1,025,000	—

Subtotal	2,851,128	2,568,763

Unamortized discounts	(1,138,662)	(1,032,738)

Total	1,712,466	1,536,025

Less current maturities	(215,259)	(1,245,042)

Convertible debt, net of current portion	$1,497,207	$290,983

Aggregate principal maturities of the convertible debt as of September 30, 2006 are as follows:
Year Ending September 30:
2007	$965,698
2008	1,629,180
2009	256,250

$2,851,128

Additional information regarding the Company’s convertible debt is as follows:

2001/2002 Convertible Debt

During the years ended September 30, 2001 and 2002, the Company completed private placements of convertible promissory notes in the amount of $1,032,857. The Company also issued warrants with the promissory notes. Subsequently, certain terms of both the notes and the warrants were modified. The warrants, as modified, allow for the purchase of up to 7,063,174 shares of the Company’s common stock. See Note 5 for additional information regarding warrants.

The promissory notes, as modified, are convertible into Units at a rate of one Unit for each $0.21 of principal outstanding. Each Unit consists of one share and one warrant with the warrant being exercisable for a period of five years from the date of conversion at a price of $0.25 per share. In addition subsequent to year end, accrued interest payable of $363,593 was converted into 3,635,930 common shares.

2004 Convertible Debt

On December 8, 2004, the Company sold three year convertible notes in the amount of $250,000. In addition, the note holders received warrants to purchase 750,000 common shares. The value of the warrants and beneficial conversions rights at the issuance date was $170,983 which was recorded on the balance sheet as a debt discount and additional paid-in capital. The Company paid financing fees of approximately $53,000 in connection with the notes. In March 2005, the notes and warrants were retired by the issuance of the 2005 Convertible Debt and the related debt discount amount was incorporated into that offering.

2005 Convertible Debt

During the year ended September 30, 2005, the Company completed private placements of convertible promissory notes in the amount of $1,800,000. Required monthly payments of principal and interest may be made in cash or in shares of the Company’s common stock. On December 6, 2005, the conversion rate of the debt was changed by operation of a clause in the note agreements that automatically reduced the conversion rate upon the sale by the Company of common stock at a price lower than the existing conversion rate of the notes. Therefore, at any time prior to maturity, the promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.10 of principal and interest outstanding. Additionally, the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 2,400,000 shares of the Company’s common stock and Class B warrants allowed for the purchase of up to 3,000,000 shares of common stock.

In relation to the convertible debt, the Company paid finders fees in the form of approximately $214,000 in cash and the issuance of Class A and Class B warrants. The Class A warrants allow for the purchase of up to 825,001 shares of the Company’s common stock and Class B warrants allowed for the purchase of up to 825,001 shares of common stock.

At issuance, the value of all the warrants and the beneficial conversions rights was $1,089,596 which was recorded on the balance sheet as a debt discount and additional paid-in capital. The warrants, beneficial conversion rights and finders fees are being amortized over the 3 year term of the convertible debt and the amortized amounts are included in financing expense in the financial statements.

During the year ended September 30, 2006, the exercise price of the Class A warrants was modified and all of the Class B warrants expired. See Note 5 for additional information regarding warrants.

2006 Convertible Debt

During the year ended September 30, 2006, the Company completed private placements of convertible promissory notes in the amount of $1,025,000. Required monthly payments of principal and interest may be made in cash or in shares of the Company’s common stock. At any time prior to maturity, the promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.10 of principal and interest outstanding. Additionally, the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 4,100,000 shares of the Company’s common stock and Class B warrants allow for the purchase of up to 5,125,000 shares of common stock. See Note 5 for additional information regarding warrants.

In relation to the convertible debt, three shareholders were paid commissions totaling $133,500. The commissions were paid in the form of $23,750 in cash, issuance of 375,000 common shares valued at $37,500, and a $72,000 reduction of the balance of a promissory note.

At issuance, the value of all the warrants and the beneficial conversions rights was $891,750 which was recorded on the balance sheet as a debt discount and additional paid-in capital. The warrants, beneficial conversion rights and commissions are being amortized over the 3 year term of the convertible debt and the amortized amounts are included in financing expense in the financial statements.

Financing Expense

On the accompanying statement of operations, financing expense consists of the following:

Amortization of the fair value of beneficial conversion rights, warrants and financing fees associated with:

2005 Convertible debt	$730,330
2006 Convertible debt	203,744
Fair value of modifications of warrant terms	659,021

$1,593,095

NOTE 5 - CAPITAL STOCK AND WARRANTS

Preferred Stock

The Company has 20,000,000 authorized and unissued shares of preferred stock with a par value of $0.01 per share, with rights and preferences to be determined by the Company’s board of directors.

Common Stock

The Company has authorized the issuance of 100,000,000 shares of common stock with a par value of $0.01 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote.

Warrants

The Company has issued warrants that enable the holder to purchase a stated number of shares of common stock at a certain price within a certain time period. Warrants have been issued in connection with a 1999 stock purchase agreement and in connection with the convertible debt discussed in Note 4.

Following is a summary of warrant activity for the years ended September 30, 2006 and 2005:

Number of Warrants
Outstanding at October 1, 2004	8,868,174
Issued	7,800,002
Exercised	—
Retired	(750,000)
Expired	(130,000)
Outstanding at September 30, 2005	15,788,176
Issued	9,225,000
Exercised	—
Expired	(5,500,001)
Outstanding at September 30, 2006	19,513,175

The Company utilizes the Black Scholes fair value model to estimate the value all warrants on the date of issuance. The Black-Scholes calculations for warrants issued during the years ended September 30, 2006 and 2005 used the following assumptions to estimate fair value: the risk-free interest rate of approximately 4.0%; volatility of 52%; and a life of 5 years for Class A warrants and 4 months for Class B warrants. The Company also assumed that no dividends would be paid on common stock.

On December 6, 2005, the strike price of 3,225,001 warrants was reduced from $0.50 to $0.10 by operation of a clause in the warrant agreements that automatically reduced the strike price upon the sale by the Company of common stock at a price lower than the existing strike price of the warrants. On August 17, 2006, the Company agreed to modify the terms of 7,063,174 warrants to extend the expiration date and to reduce the strike price to $0.25 from the previously existing strike prices of $1.00 and $0.40. The value of these modifications of the terms of the warrants, as determined using the Black Scholes fair value model, was $659,021 which was recorded as financing expense and additional paid-in capital.

Following is a summary of warrants outstanding at September 30, 2006 that reflects all modifications:

Number of Warrants	Strike Price	Expiration Date

2,383,333	$0.10	1/27/2010
200,000	$0.10	3/22/2010
641,668	$0.10	7/28/2010
4,100,000	$0.17	6/13/2011
6,464,761	$0.25	9/30/2011
150,000	$0.25	1/31/2012
113,413	$0.25	6/27/2012
335,000	$0.25	9/30/2012
5,125,000	$0.25	*
19,513,175

* expire 120 days after the effective date of a registration statement registering the shares issuable upon exercise of the warrants. The Company anticipates that a registration statement will be filed during the first quarter of calendar year 2007.

NOTE 6 - EQUITY INCENTIVE PLAN

On February 23, 2001, the Company’s shareholders approved the adoption of the 2000 Equity Incentive Plan and the reservation of 5,000,000 shares of common stock for distribution under the plan. On April 19, 2006, the plan was amended to increase the number of reserved shares to 8,000,000. These shares and options to acquire those shares may be granted to the Company’s employees, directors and consultants. The plan will terminate on January 4, 2011. The exercise price of options granted under this plan may not be less than the fair market price on the date of grant and in some cases not less than 110% of the fair market price. The terms, vesting schedule, transfer restrictions and expiration dates are to be determined by the Company’s board of directors. Under the plan, through September 30, 2006, 1,800,000 shares have been granted as directors fees. In addition, various options have been granted to officers, directors and consultants.

Following is a summary of stock option activity under the 2000 Equity Incentive Plan for the years ended September 30, 2006 and 2005:

	Number of Shares	Weighted Average Exercise Price

Outstanding at October 1, 2004	1,200,000	$0.44
Granted	1,000,000	0.30
Exercised	—	—
Expired	—	—

Outstanding at September 30, 2005	2,200,000	$0.37
Granted	125,000	0.26
Exercised	—	—
Expired	(200,000)	0.80
Outstanding at September 30, 2006	2,125,000	$0.33
Exercisable at September 30, 2006	1,975,000	$0.33

The weighted average grant date fair value of options granted during the years ended September 30, 2006 and 2005, was $0.13 and $0.12, respectively.

For options outstanding and options exercisable, the weighted average remaining contractual life as of September 30, 2006, was 2.24 years and 2.12 years, respectively.

Total compensation expense recognized for stock options during the years ended September 30, 2006 and 2005, was $76,148 and $143,840, respectively. At September 30, 2006, there was $23,380 of total unrecognized compensation expense related to stock options that will be recognized during the year ending September 30, 2007.

The Company utilizes the Black Scholes fair value model to estimate the value all options on the date of grant. The Black-Scholes calculations for options granted during the years ended September 30, 2006 and 2005 used the following assumptions to estimate fair value: the risk-free interest rate approximately of 5.0%; volatility of 52% - 91%; and a life of 3 years. The Company also assumed that no dividends would be paid on common stock.

NOTE 7 - INCOME TAXES

The tax effects of significant temporary differences and carryforwards which give rise to the Company’s deferred tax assets and liabilities at September 30, 2006 and 2005, are as follows:

	2006	2005
Deferred Tax Assets:
Net operating loss carryforward	$2,678,000	$2,304,000
Other	100,000	67,000
	2,778,000	2,371,000

Deferred Tax Liabilities	—	(24,0000)

Valuation Allowance:
Beginning of year	(2,347,000)	(1,681,000)
(Increase) decrease	(431,000)	(666,000)
End of year	(2,778,000)	(2,347,000)

Net Deferred Tax Assets	$—	$—

At September 30, 2006, the Company has federal net operating loss carryforwards of approximately $7,880,000 which, if not utilized, will expire in the years 2010 through 2026. The Company’s ability to generate future taxable income to realize the benefits of its tax assets cannot be determined. Accordingly, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2006 and 2005.

The components of income tax expense for the years ended September 30, 2006 and 2005, are as follows:

	2006	2005
Current tax benefit (expense)	$—	$—
Deferred tax benefit (expense)	431,000	666,000
Increase in deferred tax assets valuation allowance	(431,000)	(666,000)

Income tax expense	$—	$—

During 2006 and 2005, the Company had deferred tax benefits that resulted primarily from net operating losses for which there were no currently refundable federal taxes.

The provision for income taxes does not bear a normal relationship to pre-tax earnings. A reconciliation of the U.S. federal income tax rate with the actual effective rate for the years ended September 30, 2006 and 2005, is as follows:

Income tax expense at statutory rate	34%	34%
Stock options and warrants	(19)	(10)
Change in valuation allowance	(16)	(31)
Other	1	7
	0%	0%

NOTE 8 - RELATED PARTY TRANSACTIONS

Notes Payable, Related Parties

During the year ended September 30, 2005, the Company borrowed $660,000 in total from Mr. Loucks, an officer and director, Dr. Ishiung Wu, a director, and IW Exploration, a company owned by Dr. Wu. The Company also issued to Mr. Loucks and Dr. Wu 60,000 and 6,000 shares of common stock, respectively, as a financing fee for their loans. The loans plus interest accrued at 8% were repaid during the year ended September 30, 2006.

Other Related Party Transactions

On behalf of the Company, in March 2005, an officer personally paid $15,000 owed to an outside consultant. The Company has recorded that amount in “accounts payable, related parties”, in the financial statements.

Included on the September 30, 2005 balance sheet is $73,000 of accrued wages owed to the former chief geologist for the Company. In October 2005, the Company paid a settlement of $25,000 with the remaining $48,000 of the debt forgiven.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Office Lease Agreement

In August 2004, the Company relocated to Colorado, and entered into a lease agreement for office facilities in Littleton. Total rent expense for the years ended September 30, 2006 and 2005, was $30,134 and $17,830, respectively. The lease expires June 30, 2007 and may be renewed for one year thereafter. Future minimum rental payments are $18,000 for the year ending September 30, 2007.

Mineral Properties

Four of the Company’s mining claims at Peter Lake in Saskatchewan, Canada, are scheduled to lapse in August 2007, and the remaining three claims in January 2008. In order to retain the claims, the Company must fulfill exploration commitments prior to the lapse dates of CDN$119,000 and CDN$58,000 for the four claims and three claims, respectively.

To maintain its interest in the Stillwater property, the Company must fulfill exploration commitments of approximately $624,000 by December 31, 2007 and $500,000 in each of the following two years.

All commitments to maintain the Company’s Cree Lake claims are being fulfilled by the Company’s joint venture partner. All commitments to maintain the Company’s the Lake Owen claims are being fulfilled by the lessee of the claims.

The Company’s interest in the Andacollo mine, Pyramid claims, and Rae-Wallace claims are all perpetual royalties requiring no future commitments.

Employment Agreements

On November 1, 2005, the Company entered into an employment agreement with Mr. Thomas Loucks, the president and chief executive officer, for a term of one year, which extends each year for a period of one year unless terminated by either party. Under the agreement the Company will pay Mr. Loucks $120,000 annually.

The Company has an employment agreement with Mr. John Ryan, the chief financial officer, secretary and treasurer, whereby Mr. Ryan receives a salary of $4,000 per month. The agreement may be terminated by either party with 30 days notice. If the Company is unable to pay the salary in cash, then Mr. Ryan has the option to receive $4,000 worth of the Company’s common stock at the prevailing rate of which shares are or were most recently sold by the Company. For the years ended September 30, 2006 and 2005, Mr. Ryan took stock in lieu of cash of $18,000 and $8,000, respectively. As of September 30, 2006 and 2005, $0 and $4,000 were owed to Mr. Ryan under this agreement.

Legal Proceedings

In May, 2002, one of the Company’s vendors obtained a judgment to collect $18,574 due under a rental lease agreement for office space the Company chose to vacate. The judgment bears interest at 18% until paid in full. Included in the accounts payable balance as of September 30, 2006 is approximately $37,860 related to this judgment.

On August 24, 2005, a complaint was filed against the Company seeking $52,500 in legal fees which were allegedly incurred in connection with the Company’s recovery of alleged short-swing trading profits from an insider of the Company. The case was dismissed with prejudice in November 2005, pursuant to a compromise and settlement under which the Company paid the plaintiff $26,250 on November 15, 2005. The Company accrued the settlement and recorded “settlement expense” on the statement of operations for the year ended September 30, 2005.

Environmental Costs

The operations of the Company may be subject to and affected by environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable. The amount of future environmental compliance costs cannot be determined at this time.

NOTE 10 - CONCENTRATIONS

All of the Company’s royalty revenue is from the same mineral property and operator.

The Company has significantly relied on Mr. Thomas Kaplan and various associated entities of Mr. Kaplan, as well as Mr. Howard Schraub and various associated entities, for operating capital. At September 30, 2006, Mr. Kaplan and Mr. Schraub are beneficial owners of approximately 17% and 7%, respectively, of the Company’s outstanding common stock; and they are beneficially owed $1,125,680 and $574,328, respectively, of convertible debt and accrued interest.
Substantially all of the holders of the Company’s convertible debt are stockholders of the Company.

NOTE 11 - SUBSEQUENT EVENTS

On December 22, 2006, the Company’s stockholders amended the Company’s Certificate of Incorporation to increase the number of authorized shares of Company common stock to 250,000,000.

On December 16, 2006, the Company entered into an agreement with CPM Group to settle a claim for a finders’ fee relating to the Andacollo gold mine in Chile. The parties agreed that Trend will pay to CPM Group 10% of all it has or will receive in after tax royalty payments from the mine. The Managing Director of CPM Group is Jeffrey Christian, a Director of Trend.

NOTE 12 - CORRECTION OF AN ERROR

The accompanying financial statements for September 30, 2005 were previously restated in an amended Annual Report on Form 10-KSB/A filed February 1, 2006. The restatement corrected various errors. It was discovered that a computer acquired in 2005 was incorrectly expensed. Additionally the Company discovered that interest on rental lease judgment had not been properly accrued in 2005 and that additional payables to several vendors at September 30, 2005 had not been recorded and that there had been a typographical error in the reporting of interest and financing expenses on the income statement. The Company also discovered that common stock transactions for the payment on the convertible debt and financing fees for related party payables had not been recorded. The Company also discovered that there was an error in the accounting for the gain on the sale of its mining property interest in Chile. The effects of the restatement were to increase property and equipment by $868, increase accounts payable by $133,196 increase accounts receivable by $1,000,000, increase financing expenses $384,308, decrease interest $374,907 and decrease operating expenses $860,923 and decrease net loss and accumulated deficit at September 30, 2005 by $851,511 ($0.02 per share).

The following is the summary of the effects of the above corrections:

	As Originally Filed	As Corrected	Change
Financial Position
Receivable from sale of mining interest**	$122,975	$1,122,975	$1,000,000
Property and equipment, net of depreciation	$12,159	$13,027	$868
Accounts payable	$386,435	$519,631	$133,196
Interest payable convertible debt	$14,281	$12,747	$(1,534)
Long term portion of convertible debt	$295,671	$290,983	$(4,688)
Common stock	$372,759	$373,733	$974
Additional paid-in capital	$8,004,292	$8,025,700	$21,408
Net Income (Loss)	$(3,032,362)	$(2,180,851)	$851,511
Accumulated Deficit	$(12,748,610)	$(11,897,099)	$851,511

Results of Operations
Exploration expense	$1,134,006	$215,246	$(918,760)
General and administrative	$584,095	$588,809	$4,714
Legal and professional	$219,397	$272,520	$53,123
Gain on sale of mining interest	$69,816	$69,805	$(11)
Financing expense	$202,247	$586,555	$384,308
Interest expense	$570,395	$195,488	$(374,907)
Earnings (loss) per share	$(0.08)	$(0.06)	$0.02

** This balance was included in accounts receivable as originally filed. Subsequently, the Company determined that since this balance is in excess of 5% of total assets, the receivable should be separately stated from all other receivables. There was no change in the balance of the other accounts receivable due to the correction of errors.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

Limitation of liability of directors, officers and others.

The Delaware General Corporate Law (“DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director’s fiduciary duty, except:

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

•	for any transaction from which a director derived an improper personal benefit.

The Certificate of Incorporation of Trend provides for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Trend’s by-laws entitle officers and directors of Trend to indemnification to the fullest extent permitted by the DGCL.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Trend Mining Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of Trend Mining Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the company except as otherwise indicated.

Registration fee	$633

Fees and expenses of accountants	5,000

Fees and expenses of legal counsel	15,000

Miscellaneous	367

Total	$21,000

Item 26. Recent Sales of Unregistered Securities

On December 8, 2004,January 27, 2005, and March 22, 2005, Trend issued to an aggregate of six accredited investors notes in the aggregate principal amount of $1,450,000, convertible into 4,833,333 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of its common stock. If all of the Warrants are exercised, Trend will issue 4,350,000 shares of its common stock. The Class A warrants were exercisable for five years at an exercise price of $0.50 per share, and the Class B Warrants were exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and could may be exercised at a price of $0.25 per share. Trend paid a finders fee to Ghillie Finanz, AG in connection with the foregoing placement consisting of (i) $169,000, (ii) a Class A warrant to purchase 650,000 shares of Trend’s common stock, and (iii) a Class B Warrant to purchase 650,000 shares of Trend’s common stock. Due to the June 13, 2006 placement described below which was done at a price of $.10, the 2005 placements adjusted down from a conversion price of $.30 to one of $.10 and terms of the related convertible notes also reset the exercise price of the warrants to $.10.

On July 28, 2005, Trend issued to an accredited investor notes in the aggregate principal amount of $350,000, convertible into 1,166,667 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of its common stock. If all of the Warrants are exercised, Trend will issue 1,050,001 shares of its common stock. The Class A warrants were exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants were exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share. Trend paid a finders fee to Ghillie Finanz, AG in connection with the foregoing placement consisting of (i) $45,500, (ii) a Class A warrant to purchase 175,001 shares of Trend’s common stock, and (iii) a Class B Warrant to purchase 175,001 shares of Trend’s common stock. Due to the June 13, 2006 placement described below which was done at a price of $.10, the 2005 placements adjusted down from a conversion price of $.30 to one of $.10 and terms of the related convertible notes also reset the exercise price of the warrants to $.10.

In July 2005, Trend’s board granted one share of common stock for every $10 to be loaned to the Company by officers and/or directors. In July and August, $660,000 has been loaned to the Company by officers and/or directors. Thus, 66,000 shares have been granted. The note carried a 10% interest rate and has been paid and is no longer outstanding. The funds from this financing were used to help acquire the Andacollo, Chile project.

In September 2005, Trend’s board granted 75,000 shares to Lloyd Clark in accordance with the lease agreement for Cree Lake, Saskatchewan currently effective between Mr. Clark and Trend.

On December 12, 2005, we received $150,000 from an accredited investor in exchange for 1,500,000 shares of common stock.

In April 2006, Trend issued 150,000 shares to Howard Schraub as a $15,000 finder’s fee in connection with the December 2005 financing.

In January 2006, pursuant to a joint venture agreement with Aurora, we issued 20,000 shares of our common stock.

In May 2006, Trend issued 5,000 shares to J. Lyons as a $500 finder’s fee in connection with the December 2005 financing.

In June 2006, we completed a private placement to accredited investors of convertible promissory notes in the aggregate amount of $1,025,000. Additionally, we issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 4,100,000 shares of our common stock and the Class B warrants allow for the purchase of up to 5,125,000 shares of our common stock. In relation to the convertible debt, three stockholders were paid commissions totaling $133,500. The commissions were paid in the form of $23,750 in cash, issuance of 375,000 common shares valued at $37,500, and a $72,000 reduction of the balance of a promissory note.

In May and September 2006, Trend issued an aggregate of 163,334 shares of common stock to John P. Ryan in lieu of $18,000 salary owed.

On August 18, 2006, we entered into an Amendment (the “Amendment”) amending the terms of certain loan agreements (the “Loans”) between Electrum, LLC, LCM Holdings LDC, the Estate of Lillian Berger, and Larry Buchanan (each a “Lender,” and collectively, the “Lenders”), and Trend. Certain Lenders are either controlled by or affiliated with Thomas Kaplan, our largest beneficial shareholder. The Loans are convertible into units (each a “Unit” and collectively, the “Units”), each consisting of one share of our common stock and a warrant to purchase one share of common stock. The Amendment effected the following changes: (1) extension of the maturity dates of the Loans, $940,638.09 in the aggregate, to August 17, 2008, (2) reduces the conversion price of the Loans to $0.21 per Unit, (3) reduction of the warrant exercise price to $0.25 per share, (4) extension of the expiration dates of all warrants currently held by Electrum, LLC and LCM Holdings LDC (the “Extended Warrants”), which represent rights to purchase an aggregate of 7,063,174 shares of our Common Stock, by three years, and (5) reduction of the exercise price of the Extended Warrants to $0.25 per share. Each Lender converted the interest payable on the Loans attributed to him or it, as applicable, as of September 30, 2006, into shares of Common Stock at a price of $0.10 per share. Pursuant to this conversion, we issued 2,699,920 shares of Common Stock.

In the fiscal year ended September 30, 2006, Trend issued an aggregate of 8,994,508 shares of common stock, all to accredited investors, as payment of interest and principal on promissory notes outstanding.

Each investor involved in the above financing transactions represented to us that they were an accredited investor and we relied on exemptions from registration provided by Section 4(2) in connection with such issuances.

Item 27. Exhibits

3.3 Bylaws, adopted March 28, 2001. (18)

3.4 Amended and Restated Certificate of Incorporation, effective February 13, 2007. (20)

4.1 Form of Secured Convertible Promissory Note issued by Trend Mining Company (filed as Exhibit 10.3). (1)

4.2 Form of Class A Warrant issued by Trend Mining Company (filed as Exhibit 10.4). (1)

4.4 Form of Secured Convertible Promissory Note dated January 27, 2005 and June 13, 2006. (16)

4.5 Form of Class A Warrant dated June 13, 2006. (16)

4.6 Form of Class B Warrant dated June 13, 2006. (16)

5 Opinion of Holland & Hart LLP, as to the validity of the Securities being registered hereunder.

9.1 Voting Trust Agreement, dated as of March 31, 2000, by and between Thomas Kaplan and Electrum LLC. (2)

9.2 Amendment to Voting Trust Agreement, dated as of March 31, 2001, by and between Thomas Kaplan and Electrum LLC. (3)

9.3 Voting Trust Agreement, dated as of August 27, 2003, by and between Thomas Kaplan and LCM Holdings, LDC. (4)

10.1 Stock Purchase Agreement, dated as of December 29, 1999, between Tigris Financial Group Ltd. and the Company. Amendment to Stock Purchase Agreement, dated as of June 27, 2000, by and between Electrum LLC and the Company; and Warrant Agreement, dated June 9, 2000, by and between the Company and Tigris Financial Group Ltd. (5)

10.4 Letter Agreement, dated November 10, 2000, by and between the Company and Electrum LLC. (6)

10.5 Letter Agreement, dated November 17, 2000, by and between the Company and Electrum LLC. (6)

10.6 Loan Facility Agreement, dated December 6, 2000, by and between the Company and Electrum LLC. (6)

10.7 Loan Agreement, dated March 12, 2001, by and between the Company and Electrum LLC. (8)

10.8 Letter Agreement, dated April 11, 2001, by and between the Company and Electrum LLC (filed as Exhibit 10.7). (9)

10.11++ Employment Agreement, dated July 1, 2001, by and between the Company and John P. Ryan. (10)

10.12 Form of Loan Facility, dated August 16, 2001, between the Company and Lillian Berger. (10)

10.14 Loan Facility, dated September 28, 2001, between the Company and Lillian Berger. (10)

10.15 Form of Loan Facility, dated October 22, 2001, between the Company and LCM Holdings, LDC. (10)

10.17 Loan Facility, dated December 18, 2001, between the Company and Larry Buchanan. (10)

10.18 Form of Agreement to Readjust Certain Terms of Loans & Warrants, dated January 30, 2002, by and between the Company, Electrum LLC, LCM Holdings, Ltd. and the Estate of Lillian Berger and Larry Buchanan. (10)

10.22 Form of Loan Facility, dated June 27, 2002, between the Company and LCM Holdings, LDC. (10)

10.23++ Amended Employment Agreement, dated September 1, 2002, by and between the Company and John P. Ryan. (10)

10.26 Form of Subscription Agreement in connection with October - December 2002 private placement. (10)

10.28 Form of Subscription Agreement, dated January 14, 2003, by and between the Company and John P. Ryan for 450,000 shares of the common stock of the Company. (10)

10.30 Promissory Note, dated August 29, 2003, from the Company to CGT Management Ltd. (10)

10.31 Amendment to Promissory Note, dated November 27, 2003, by and between the Company and CGT Management Ltd. (10)

10.33 Waiver Agreement dated February 12, 2004, by and between the Company and Electrum LLC, and between the Company and LCM Holdings LDC. (19)

10.34 Amended Loan and Warrant Agreement dated February 12, 2004, by and between the Company and Electrum LLC, and between the Company and LCM Holdings LDC. (19)

10.35 Form of Subscription Agreement dated as of January 27, 2005, by and among the Company and the purchasers identified therein (filed as Exhibit 10.1). (1)

10.36 Form of Pledge and Security Agreement dated as of January 27, 2005, by and among the Company and the secured parties identified therein (filed as Exhibit 10.2). (1)

10.37 Form of Limited Standstill Agreement dated as of January 27, 2005, by and among the Company and the stockholders identified therein (filed as Exhibit 10.3). (1)

10.38 Joint Venture Agreement effective as of January 1, 2005, by and between the Company and Aurora Metals (BVI) Limited (filed as Exhibit 10.22). (11)

10.39 Mineral Property Exploration and Purchase Option Agreement effective as of September 2, 2004, by and between the Company and Lloyd Clark. (11)

10.40 Current Amendment, Waiver and Consent to Transaction Documents Agreement, dated as of July 28, 2005, by and among the Company and the purchasers identified therein (filed as Exhibit 10.1). (12)

10.41 Share Purchase Agreement, dated as of September 20, 2005, between the Company and Pacific Rim Mining Corp. (filed as Exhibit 2.1). (13)

10.42 Charge, dated as of September 20, 2005, between the Company and Pacific Rim Mining Corp. (filed as Exhibit 10.1). (13)

10.43 Deed of Assignment, dated as of September 20, 2005, between the Company and Pacific Rim Mining Corp. (filed as Exhibit 10.3). (13)

10.44 Subscription Agreement, dated as of December 12, 2005, between the Company and Howard Schraub (filed as Exhibit 10.1). (14)

10.45++ Employment Agreement, dated November 5, 2005, between the Company and Thomas Loucks. (15)

10.46 Share Purchase Agreement Assignment and Assumption Agreement dated December 2, 2005 by and among the Company, David H. Russell, Susan T. Russell and David H. Russell III, Oro Chile LLC and Pacific Rim Mining Corp.

10.47 Closing Memorandum for the Transfer of Shares in DMC Cayman Inc. dated December 2, 2005, by and among the Company, Oro Chile LLC, and David H. Russell, Susan T. Russell and David H. Russell III.

10.48++ 2000 Equity Incentive Plan, as amended, adopted February 23, 2001, and amended April 19, 2006. (7)

10.49 Form of Subscription Agreement, dated as of June 13, 2006, by and among the Company and the purchasers identified therein. (16)

10.50 Amendment, dated August 17, 2006, to certain loan agreements between Electrum, LLC, LCM Holdings LDC, the Estate of Lillian Berger, and Larry Buchanan and the Company. (17)

23.1 Consent of Holland & Hart LLP (included in Exhibit 5).

23.2 Consent of Richey, May & Co., LLP.

23.3 Consent of Williams & Webster, P.S.

++ Indicates an exhibit that constitutes an executive compensation plan.

(1) Incorporated by reference to the Company’s Current Report on Form 8-K dated January 27, 2005, filed with the Commission on January 28, 2005.

(2) Incorporated by reference to Schedule 13D by Thomas S. Kaplan, filed with the Commission on October 4, 2000, File No. 0-559667.

(3) Incorporated by reference to Schedule 13D/A by Thomas S. Kaplan, filed with the Commission on May 23, 2001, File No. 0-559667.

(4) Incorporated by reference to Schedule 13D/A by Thomas S. Kaplan, filed with the Commission on November 21, 2003, File No. 0-559667.

(5) Incorporated by reference to the Company’s Registration on Form 10-SB, Amendment No. 1, filed with the Commission on September 27, 2000.

(6) Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000.

(7) Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 27, 2006.

(8) Incorporated by reference to the Company’s Registration on Form 10-SB, Amendment No. 4, filed with the Commission on February 20, 2001.

(9) Incorporated by reference to the Company’s Registration on Form 10-SB, Amendment No. 5, filed with the Commission on May 25, 2001.

(10) Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed with the Commission on January 21, 2004.

(11) Incorporated by reference to the Company’s Registration Statement on Form SB-2, File No. 333-124144.

(12) Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 2, 2005.

(13) Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 23, 2005.

(14) Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 29, 2005.

(15) Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 27, 2006.

(16) Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 15, 2006.

(17) Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 21, 2006.

(18) Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 28, 2001.

(19) Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, filed with the Commission on January 13, 2005.

(20) Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 25, 2006.

Item 28. Undertakings

(a). The undersigned hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Littleton, state of Colorado, on this 13th day of February, 2007.

TREND MINING COMPANY

By:	/s/ Ishiung J. Wu
Name: Ishiung J. Wu
Title: Interim President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ishiung J. Wu	Interim President, Chief Executive	February 13, 2007
Ishiung J. Wu	Officer and Director (Principal Executive Officer)

/s/ John P. Ryan	Chief Financial Officer, Secretary,	February 13, 2007
John P. Ryan	Treasurer and Director (Principal Financial Officer)

/s/ Jeffrey M. Christian	Director	February 13, 2007
Jeffrey M. Christian

EXHIBIT INDEX

3.3 Bylaws, adopted March 28, 2001. (18)

3.4 Amended and Restated Certificate of Incorporation, effective February 13, 2007. (20)

4.1 Form of Secured Convertible Promissory Note issued by Trend Mining Company (filed as Exhibit 10.3). (1)

4.2 Form of Class A Warrant issued by Trend Mining Company (filed as Exhibit 10.4). (1)

4.4 Form of Secured Convertible Promissory Note dated January 27, 2005 and June 13, 2006. (16)

4.5 Form of Class A Warrant dated June 13, 2006. (16)

4.6 Form of Class B Warrant dated June 13, 2006. (16)

5 Opinion of Holland & Hart LLP, as to the validity of the Securities being registered hereunder.

9.1 Voting Trust Agreement, dated as of March 31, 2000, by and between Thomas Kaplan and Electrum LLC. (2)

9.2 Amendment to Voting Trust Agreement, dated as of March 31, 2001, by and between Thomas Kaplan and Electrum LLC. (3)

9.3 Voting Trust Agreement, dated as of August 27, 2003, by and between Thomas Kaplan and LCM Holdings, LDC. (4)

10.1 Stock Purchase Agreement, dated as of December 29, 1999, between Tigris Financial Group Ltd. and the Company. Amendment to Stock Purchase Agreement, dated as of June 27, 2000, by and between Electrum LLC and the Company; and Warrant Agreement, dated June 9, 2000, by and between the Company and Tigris Financial Group Ltd. (5)

10.4 Letter Agreement, dated November 10, 2000, by and between the Company and Electrum LLC. (6)

10.5 Letter Agreement, dated November 17, 2000, by and between the Company and Electrum LLC. (6)

10.6 Loan Facility Agreement, dated December 6, 2000, by and between the Company and Electrum LLC. (6)

10.7 Loan Agreement, dated March 12, 2001, by and between the Company and Electrum LLC. (8)

10.8 Letter Agreement, dated April 11, 2001, by and between the Company and Electrum LLC (filed as Exhibit 10.7). (9)

10.11++ Employment Agreement, dated July 1, 2001, by and between the Company and John P. Ryan. (10)

10.12 Form of Loan Facility, dated August 16, 2001, between the Company and Lillian Berger. (10)

10.14 Loan Facility, dated September 28, 2001, between the Company and Lillian Berger. (10)

10.15 Form of Loan Facility, dated October 22, 2001, between the Company and LCM Holdings, LDC. (10)

1

10.17 Loan Facility, dated December 18, 2001, between the Company and Larry Buchanan. (10)

10.18 Form of Agreement to Readjust Certain Terms of Loans & Warrants, dated January 30, 2002, by and between the Company, Electrum LLC, LCM Holdings, Ltd. and the Estate of Lillian Berger and Larry Buchanan. (10)

10.22 Form of Loan Facility, dated June 27, 2002, between the Company and LCM Holdings, LDC. (10)

10.23++ Amended Employment Agreement, dated September 1, 2002, by and between the Company and John P. Ryan. (10)

10.26 Form of Subscription Agreement in connection with October - December 2002 private placement. (10)

10.28 Form of Subscription Agreement, dated January 14, 2003, by and between the Company and John P. Ryan for 450,000 shares of the common stock of the Company. (10)

10.30 Promissory Note, dated August 29, 2003, from the Company to CGT Management Ltd. (10)

10.31 Amendment to Promissory Note, dated November 27, 2003, by and between the Company and CGT Management Ltd. (10)

10.33 Waiver Agreement dated February 12, 2004, by and between the Company and Electrum LLC, and between the Company and LCM Holdings LDC. (19)

10.34 Amended Loan and Warrant Agreement dated February 12, 2004, by and between the Company and Electrum LLC, and between the Company and LCM Holdings LDC. (19)

10.35 Form of Subscription Agreement dated as of January 27, 2005, by and among the Company and the purchasers identified therein (filed as Exhibit 10.1). (1)

10.36 Form of Pledge and Security Agreement dated as of January 27, 2005, by and among the Company and the secured parties identified therein (filed as Exhibit 10.2). (1)

10.37 Form of Limited Standstill Agreement dated as of January 27, 2005, by and among the Company and the stockholders identified therein (filed as Exhibit 10.3). (1)

10.38 Joint Venture Agreement effective as of January 1, 2005, by and between the Company and Aurora Metals (BVI) Limited (filed as Exhibit 10.22). (11)

10.39 Mineral Property Exploration and Purchase Option Agreement effective as of September 2, 2004, by and between the Company and Lloyd Clark. (11)

10.40 Current Amendment, Waiver and Consent to Transaction Documents Agreement, dated as of July 28, 2005, by and among the Company and the purchasers identified therein (filed as Exhibit 10.1). (12)

10.41 Share Purchase Agreement, dated as of September 20, 2005, between the Company and Pacific Rim Mining Corp. (filed as Exhibit 2.1). (13)

10.42 Charge, dated as of September 20, 2005, between the Company and Pacific Rim Mining Corp. (filed as Exhibit 10.1). (13)

10.43 Deed of Assignment, dated as of September 20, 2005, between the Company and Pacific Rim Mining Corp. (filed as Exhibit 10.3). (13)

2

10.44 Subscription Agreement, dated as of December 12, 2005, between the Company and Howard Schraub (filed as Exhibit 10.1). (14)

10.45++ Employment Agreement, dated November 5, 2005, between the Company and Thomas Loucks. (15)

10.46 Share Purchase Agreement Assignment and Assumption Agreement dated December 2, 2005 by and among the Company, David H. Russell, Susan T. Russell and David H. Russell III, Oro Chile LLC and Pacific Rim Mining Corp.

10.47 Closing Memorandum for the Transfer of Shares in DMC Cayman Inc. dated December 2, 2005, by and among the Company, Oro Chile LLC, and David H. Russell, Susan T. Russell and David H. Russell III.

10.48++ 2000 Equity Incentive Plan, as amended, adopted February 23, 2001, and amended April 19, 2006. (7)

10.49 Form of Subscription Agreement, dated as of June 13, 2006, by and among the Company and the purchasers identified therein. (16)

10.50 Amendment, dated August 17, 2006, to certain loan agreements between Electrum, LLC, LCM Holdings LDC, the Estate of Lillian Berger, and Larry Buchanan and the Company. (17)

23.1 Consent of Holland & Hart LLP (included in Exhibit 5).

23.2 Consent of Richey, May & Co., LLP.

23.3 Consent of Williams & Webster, P.S.

++ Indicates an exhibit that constitutes an executive compensation plan.

(1) Incorporated by reference to the Company’s Current Report on Form 8-K dated January 27, 2005, filed with the Commission on January 28, 2005.

(2) Incorporated by reference to Schedule 13D by Thomas S. Kaplan, filed with the Commission on October 4, 2000, File No. 0-559667.

(3) Incorporated by reference to Schedule 13D/A by Thomas S. Kaplan, filed with the Commission on May 23, 2001, File No. 0-559667.

(4) Incorporated by reference to Schedule 13D/A by Thomas S. Kaplan, filed with the Commission on November 21, 2003, File No. 0-559667.

(5) Incorporated by reference to the Company’s Registration on Form 10-SB, Amendment No. 1, filed with the Commission on September 27, 2000.

(6) Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000.

(7) Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 27, 2006.

(8) Incorporated by reference to the Company’s Registration on Form 10-SB, Amendment No. 4, filed with the Commission on February 20, 2001.

3

(9) Incorporated by reference to the Company’s Registration on Form 10-SB, Amendment No. 5, filed with the Commission on May 25, 2001.

(10) Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed with the Commission on January 21, 2004.

(11) Incorporated by reference to the Company’s Registration Statement on Form SB-2, File No. 333-124144.

(12) Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 2, 2005.

(13) Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 23, 2005.

(14) Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 29, 2005.

(15) Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 27, 2006.

(16) Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 15, 2006.

(17) Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 21, 2006.

(18) Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 28, 2001.

(19) Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, filed with the Commission on January 13, 2005.

(20) Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 25, 2006.

4